UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12
NexTier Oilfield Solutions Inc.
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NEXTIER 2023 Proxy Statement

Letter to Stockholders

Dear Fellow Stockholder,

I invite you to join the Board of Directors and our management team at the NexTier 2023 Annual Meeting of Stockholders. The sole purpose of the meeting is to consider the matters described in the following Notice of 2023 Annual Meeting of Stockholders.

The Annual Meeting will be held at 9:30 a.m. Central Time, on June 13, 2023, at our corporate headquarters located at 3990 Rogerdale Road, Houston, Texas 77042.

The following Notice of the 2023 Annual Meeting of Stockholders describes the business to be conducted at the Annual Meeting. We encourage you to review the materials and vote your shares.

You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the Annual Meeting, you may vote your shares in person if you are a shareholder of record as of April 17, 2023.

Thank you for your continued support.

Sincerely,

Robert W. Drummond

President & Chief Executive Officer

April 28, 2023

Notice of 2023 Annual Meeting of Stockholders

When Tuesday, June 13, 2023 at 9:30 a.m. (CDT) Doors open at 9:20 a.m.	Where NexTier Company Headquarters 3990 Rogerdale Road Houston, Texas 77042	Record Date Stockholders as of close of business on April 17, 2023 are entitled to vote

Items of Business

Proposal Summary	Board Voting Recommendation	Page Reference (for more detail)

1. Election of eleven directors	FOR each nominee ☑	9

2. Ratification of selection of KPMG LLP as our independent registered public accounting firm for 2023	FOR ☑	26

3. Approval of advisory resolution on 2022 executive compensation	FOR ☑	29

4. Approval of the amendment and restatement of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan	FOR ☑	62

Stockholders will also transact such other business as may properly come before the 2023 Annual Meeting.

Attending the Annual Meeting

In Person. To be admitted, you will be required to present a government-issued photo identification (such as a driver’s license or passport) and proof of share ownership. More information can be found in the Proxy Statement in the section entitled “Other Information”. If you are a beneficial stockholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a “legal proxy” from the registered stockholder to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote if you submitted your proxy in advance of the meeting.

We intend to hold our Annual Meeting in person. If for any reason it becomes not possible or advisable to hold the Annual Meeting as planned, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares prior to the Annual Meeting.

Your Vote Is Very Important. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible. For instructions on voting, please refer to the Notice you received in the mail or the sections in the Proxy Statement entitled “How to Vote” and “Voting Information” beginning on pages 2 and 6 of the Proxy Statement, respectively. If you received a paper copy of the Proxy Materials, please use your enclosed proxy card to vote. If you are a stockholder of record, you may authorize that your shares be voted at the Annual Meeting in any one of the following ways:

Vote by Internet	Call Toll-Free	Vote by Mail	Vote in Person

www.proxypush.com/NEX	Call 1-866-475-3790 (from the United States and Canada)	Follow the instructions on your proxy card	Attend our Annual Meeting and vote by ballot

Submitting your proxy now will not prevent you from voting your shares at the 2023 Annual Meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2023: This Notice, the Proxy Statement, the proxy card and our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), are available on our website at www.nextierofs.com.

By order of the Board of Directors, Kevin M. McDonald Executive Vice President, Chief Administrative Officer & General Counsel Houston, Texas April 28, 2023

Proxy Summary

This summary highlights information that you will find throughout this Proxy Statement in connection with the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of NexTier Oilfield Solutions Inc. (“NexTier”, the “Company”, “we,” “us,” or “our”). This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement and the information contained in NexTier’s Annual Report on Form 10-K for the year ended December 31, 2022, available on our website at www.nextierofs.com/Investors. We are making this Proxy Statement available to you on or about April 28, 2023, in connection with the solicitation of proxies by our board of directors (or our “Board”) for the Annual Meeting.

Purpose of the Meeting

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Required Approval	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions	Board Recommendation

1.  Election of Directors. To elect each of the eleven individuals named in this Proxy Statement until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) or, in each case, until his or her earlier death, retirement, resignation or removal from the position of director.

	Majority of Votes Cast	No	No effect	No effect	FOR each nominee

2. Ratify Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2023.	Majority of Votes Cast	Yes	N/A	No effect	FOR

3. Approve Executive Compensation. To approve, in an advisory vote, the 2022 compensation of our named executive officers.	Majority of Votes Cast	No	No effect	No effect	FOR

4. Approve Equity Plan Amendment and Restatement. To approve the amendment and restatement of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan.	Majority of Votes Cast	No	No effect	No effect	FOR

How to Vote

You may hold company shares in multiple accounts and therefore receive more than one set of proxy materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of our proxy materials.

To ensure your representation at the Annual Meeting, we request that you grant your proxy to vote on each of the proposals in this Proxy Statement and any other matters that may properly come before the meeting to the persons named in the proxy card by voting in one of the ways described herein no later than the Voting Deadline whether or not you plan to attend.

Stockholder of Record. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, LLC, you may authorize that your shares be voted at the Annual Meeting in any one of the following ways:

Vote by Internet	Call Toll-Free	Vote by Mail	Vote in Person

www.proxypush.com/NEX	Call 1-866-475-3790 (from the United States and Canada)	Follow the instructions on your proxy card	Attend our Annual Meeting and vote by ballot

Beneficial Owner. If your shares are held in a brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name, and our proxy materials are being forwarded to you on behalf of your broker, bank, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote and you also are invited to attend the Annual Meeting. If you received a printed set of proxy materials, your broker, bank, trustee or other nominee has enclosed a voting instruction form (“VIF”) for you to use in directing the broker, bank, trustee or other nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

Please Vote. Your Vote is Important to Us.

Questions

You may call or contact our proxy solicitor, D.F. King & Co., Inc., at (800) 901-0068, collect at (212) 269-5550 or NexTier@dfking.com, or contact us, care of the Corporate Secretary at 3990 Rogerdale Road, Houston, Texas 77042 or via telephone at (713) 325-6000 if you have any questions or need directions to be able to attend the Annual Meeting and vote in person.

Board and Governance Highlights

We are committed to maintaining strong corporate governance that promotes the long-term interests of our stockholders, strengthens Board and management effectiveness and builds public trust in the Company. The Corporate Governance section of this Proxy Statement beginning on page 23 describes our key corporate governance policies and practices, which include the following highlights:

Our governance framework is built around our Code of Business Conduct and Ethics, which sets our guiding principles and outlines what we expect from each of our employees. This framework is reinforced by a range of policies which our Board regularly reviews.

Stockholder Engagement Highlights

We believe that meaningful stockholder engagement is key to building trust with our stockholders and enables us to understand and respond to their concerns. Building trust with stockholders is important to us and is significantly aided by understanding stockholder viewpoints, priorities and motivations. Our Executive, Investor Relations, and Legal teams comprise our primary engagement team, which regularly engages with stockholders to seek their views on key matters and to inform our management team and our Board about the issues and emerging governance trends that our stockholders tell us matter most to them. Our Board Chair and Committee chairs are also available to participate in our engagement efforts when requested. These engagements routinely cover governance and compensation matters, as well as social, environmental, safety, and other current issues.

Annual Engagement Cycle

Stockholder Engagement in 2022

Our 2022 off-season engagement conversations focused on board composition, executive compensation, human capital management and environmental, social and governance related matters. We then reported the feedback we received from stockholders to the Board and relevant committees, allowing the Board to better understand our stockholders’ priorities and perspectives and take action, where appropriate.

We reached out to the top 30 stockholders (excluding Cerberus Capital Management LP and THRC Holdings LP) that represented (with Cerberus and THRC) approximately 74% of outstanding shares.

What We Heard from Stockholders	What We Did

Diversity of the Board, and independence of its directors, continues to be of high importance	✓ The addition of Leslie Beyer to the Board expanded both the number of independent directors as well as the gender diversity of its membership.

Continued evolution of the Company’s ESG disclosures, including quantification and measurement of emissions metrics

✓  NexTier has adopted disclosures as prescribed by the Sustainability Accounting Standards Board and added additional content in its 2021 Corporate Responsibility Report.

✓  NexTier continues to include disclosures relating to the displacement of diesel with cleaner burning natural gas in its commitment to improving its emissions profile.

Focus on human capital management, at all levels within the organization	✓ NexTier has implemented and enhanced programs such as leadership training, enhanced field competency training, mentorship and succession planning.

No director resignation policy to address “holdover” directors who are not re-elected	✓ NexTier has amended its bylaws to include a director resignation policy for “holdover” directors who are not re-elected.

Environmental, Social and Governance (“ESG”) Highlights

Corporate Responsibility Oversight

Our Board recognizes that a robust governance framework and a culture of integrity helps us compete more effectively, sustain success and build long-term stockholder value. NexTier is governed by a Board and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and through ongoing communication with each other and with management.

Our Board of Directors retains overall oversight over ESG matters and has delegated general oversight to the Nominating and Corporate Governance. In addition, each Board committee is responsible for different aspects of ESG (as outlined in each committee’s charter). The Board receives regular updates from each of its committees.

The following chart details the primary oversight responsibilities held by the Board and each of its committees:

Corporate Responsibility Framework

At NexTier, we seek to responsibly grow and continuously improve our business in a way that maximizes stockholder value by taking care of our people, our customers, our communities and the environment. Our sustainability program is intended to support the purpose and mission of the Company and to contribute to our long-term success and growth. Our ongoing sustainability efforts are enabled by our digital platform, NexHub, and focused on four core pillars: Environment, People, Community, and Oversight.

The Company maintains a section of its website for disclosures on corporate responsibility. In addition, we published our 2021 Corporate Responsibility Report in December 2022. The Corporate Responsibility Report, and other content posted on our website does not constitute a part of this Proxy Statement.

Voting Information

Who Can Vote. All registered stockholders at the close of business on April 17, 2023 (the “Record Date”) have the right to receive notice of, and to vote in person or by proxy at, the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 230,495,423 shares of NexTier common stock outstanding and entitled to vote.

Meeting Attendance. Attendance at the meeting is limited to NexTier stockholders as of the Record Date. If you plan to attend the Annual Meeting in person, you will need a form of personal identification (such as a driver’s license or passport) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If you are a street name stockholder and you wish to attend the Annual Meeting in person, you will need to provide official documentation (such as a brokerage statement) reflecting your beneficial ownership of NexTier stock as of the Record Date, as well as a valid picture identification (such as a driver’s license or passport). Admission to the meeting will be on a first-come, first-served basis. Doors will open at 9:20 a.m. Central Time. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Proxy Voting Deadline. 11:59 p.m., Eastern Time, on June 12, 2023.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name, and our proxy materials are being forwarded to you on behalf of your broker, bank, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote and you also are invited to attend the Annual Meeting. If you received a printed set of proxy materials, your broker, bank, trustee or other nominee has enclosed a VIF for you to use in directing the broker, bank, trustee or other nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Proxies. Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to mail to many of our stockholders a Notice of Internet Availability of Proxy materials (which we refer to as the “Notice”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2023 Annual Meeting.

The Notice is being mailed on or about April 28, 2023 to each stockholder registered in our share register as of the Record Date. Stockholders not registered in our share register as of the Record Date will not be entitled to attend, vote or grant proxies to vote at the Annual Meeting. Your vote and proxy are being solicited by our Board in favor of each of Robert W. Drummond and Kevin M. McDonald (the “Proxy Holders”), with full power of substitution, for use at the Annual Meeting.

We request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to the Proxy Holders by completing, signing, dating and returning the proxy card in accordance with the instructions thereon, for receipt by us no later than the Proxy Voting Deadline, whether or not you plan to attend.

If you are a registered holder and you properly complete and submit your proxy card in a timely manner, you will be legally designating the individual or individuals named by you in the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, to vote your shares in accordance with your instructions indicated on the card. If you are a registered stockholder and properly complete and submit your proxy card in a timely manner without naming your proxy or proxies and you do not indicate how your shares are to be voted, then the Proxy Holders will vote as the board of directors recommends on each proposal and if other matters properly come before the Annual Meeting, the Proxy Holders will have your authority to vote your shares in their discretion on such matters.

Revoking Your Proxy. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•

Submitting written notice of revocation to NexTier Oilfield Solutions Inc., 3990 Rogerdale Rd, Houston, Texas 77042, Attn: Corporate Secretary, so long as such notice is received no later than 11:59 p.m., Eastern Time, the day before the Annual Meeting;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on the day before the Annual Meeting.

•	Submitting a later dated proxy with new voting instructions by mail, so long as such notice is received no later than 11:59 p.m., Eastern Time, the day before the Annual Meeting; or

•	Attending the Annual Meeting and voting your shares in person (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to revoke a previously granted proxy. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares at the meeting.

Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated.

Multiple Proxy Cards. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.

Cost of Proxy Solicitation. We have retained D.F. King & Co., Inc. to solicit proxies from our stockholders at an estimated fee of $8,500, plus expenses. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, electronically, by telephone or by mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.

Quorum and Voting. A majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting. A “broker non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

If you are a beneficial owner and your broker or other nominee holds your shares in its name (in “street name”), the broker generally has discretion to vote your shares with respect to “routine” proposals. The only “routine” proposal in this Proxy Statement is Proposal 2. Proposals 1, 3 and 4 are “non-routine” and your broker may not vote your shares. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you.

Approval of all Proposals will be decided by a simple majority of the votes cast “FOR” or “AGAINST,” in person or by proxy, provided a quorum is present. Abstentions and broker “non-votes” will not affect the voting results.

The election of each director nominee will be considered and voted upon as a separate proposal. There is no cumulative voting in the election of directors. Abstentions and broker “non-votes” will not affect the voting results.

Proposal 1. Election of Directors

The Board of Directors recommends that you vote “FOR” each nominee for director.

Our business and affairs are currently managed under our Board. Under our Certificate of Incorporation, the Board consists of between 7 and 15 members, as determined by resolution of the Board from time to time. Our Board currently consists of 11 directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of the following eleven nominees to be elected at the Annual Meeting: Robert W. Drummond, Leslie S. Beyer, Stuart M. Brightman, Gary M. Halverson, Patrick M. Murray, Amy H. Nelson, Melvin G. Riggs, Bernardo J. Rodriguez, Michael Roemer, James C. Stewart, and Scott R. Wille. Each of the nominees is presently serving as a director.

Each director elected will serve for a term of one year and will hold office until the 2024 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified, or, in each case, until his or her earlier death, resignation, retirement, disqualification or removal from the position of director. All of our nominees have consented to serve as directors, and our Board has no reason to believe that any of the nominees will be unable to act as a director.

A director nominee will be re-elected if approved by a simple majority of the votes cast. If you properly submit a proxy card but do not indicate how you wish to vote, the Proxy Holders will vote for each director nominee.

Nominees

Set forth in the following pages is certain information furnished to us by our director nominees, as of the Record Date, including information about their individual experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to conclude that they should serve as directors.

There are no family relationships among any of our directors or executive officers. None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of NexTier.

Robert W. Drummond

Age: 62 Director since: 2018

Mr. Drummond serves as a director and as NexTier’s President and Chief Executive Officer. He joined NexTier in August 2018 as Chief Executive Officer and a member of the Board, and he was elected as President in October 2019. Prior to joining NexTier, Mr. Drummond served as the President & Chief Executive Officer of Key Energy Services, Inc. and served for more than 30 years at Schlumberger Limited in various executive positions. Mr. Drummond has been a Supervisory Director at Expro Group Holdings N.V. since May 2017. He has previously served on the board of directors of the Energy Workforce & Technology Council, the National Ocean Industries Association, the Houston Offshore Energy Center, the Greater Houston Partnership, the API Upstream Committee, and as an Advisory Board Member of the University of Alabama College of Engineering and the University of Houston Global Energy Management Institute. Mr. Drummond attained his B.S. in Mineral/Petroleum Engineering from the University of Alabama.

Other Public Company Directorships:

•  Expro Group Holdings N.V. (since 2017)

Skills and Qualifications: Mr. Drummond brings to our Board a wealth of experience in positions of leadership across the energy industry.

Stuart M. Brightman

Age: 66 Director since: 2019

Mr. Brightman has served as a member of our Board since October 2019. In January 2023, he accepted appointments to serve on the board of directors of Hunting PLC (LSE: HTG) and each of its committees. Mr. Brightman served as a director of TETRA Technologies, Inc. (“TETRA”), a diversified oilfield services company, from May 2009 to May 2020. He also served as Chief Executive Officer of TETRA from May 2009 until May 2019, as President of TETRA from May 2009 until February 2018, and as Executive Vice President and Chief Operating Officer of TETRA from April 2005 to May 2009. Prior to TETRA, Mr. Brightman spent 11 years at Dresser, Inc. (including its successors in interest, “Dresser”) in a variety of leadership roles, during which he was involved in multiple M&A transactions, internal restructurings and product/market repositionings. He has experience in integration of acquisitions and oversight of operations, engineering, sales and marketing, finance, human resources and information technology.

Other Public Company Directorships:

•  Hunting PLC (LSE: HTG) (since 2023)

Skills and Qualifications:

Mr. Brightman’s broad oil field services and executive management experience, and his proven leadership and business capabilities provide an important point of view to our Board.

Leslie A. Beyer

Age: 47 Director since: February 2023

Ms. Beyer is the Chief Executive Officer of the Energy Workforce & Technology Council, the largest global energy technology and services association. Serving in this role since 2014, she is a frequent speaker on issues facing the energy industry including the global energy market, regulatory environment and ESG best practices. Ms. Beyer has been an advocate for the energy services sector testifying before Congress and frequently appearing on national media outlets. Additionally, Ms. Beyer has been a member of the board of directors of Natural Gas Services Group, Inc. (NYSE: NGS) since 2020, serving as chair of the compensation committee and as a member of both its audit and ESG committees. Before joining EWTC, her career highlights include 15 years in Washington, D.C. serving in policy and public affairs roles in the U.S. Senate, multiple presidential campaigns, The White House – Executive Office of the President, U.S. State Department and U.S. Department of Housing and Urban Development. After government service, Ms. Beyer began a career in advocacy as Director, Member and Board Relations with the National Association of Manufacturers. Ms. Beyer holds a bachelor’s degree of arts in Latin American Studies from The University of Texas at Austin.

Other Public Company Directorships:

•  Natural Gas Services Group, Inc. (NYSE: NGS) (since 2020)

Skills and Qualifications:

Ms. Beyer’s leadership and advocacy for responsible operations in the energy sector and extensive experience supporting the energy services sector brings depth and perspective to our Board.

Gary M. Halverson

Age: 64 Director since: 2016

Mr. Halverson has served as a member of our Board since September 2016. In 2016, Mr. Halverson became a Senior Advisor at First Reserve, a private equity firm that focuses on energy investments, and a Partner at 360 Development Partners, a commercial real estate firm. Mr. Halverson on currently serves on the board of managers of Tally Energy Services. Mr. Halverson was formerly Group President of Drilling and Production Systems and Senior Vice President at Cameron International Corporation from 2014 to 2016 prior to its sale to Schlumberger in 2016. He has over 38 years of industry experience with Cameron, where he worked in various leadership roles across the U.S., Latin America and Asia. Mr. Halverson formerly served as Chairman of the board of directors of the Petroleum Equipment Suppliers Association, as a director on the board of the General Committee of Special Programs of the American Petroleum Institute, as a director on the board of the Well Control Institute and served as a director on the board of FlexSteel Pipeline Technologies, Inc. and as the U.S. delegate to the World Petroleum Congress.

Skills and Qualifications: Mr. Halverson’s extensive involvement in the oilfield service industry brings a valuable perspective to our Board.

Patrick M. Murray (Chairman)

Age: 80 Director since: 2019

Mr. Murray has served as a member of our Board since October 2019. In May 2007, Mr. Murray retired from Dresser, a manufacturer and marketer of highly engineered equipment for the energy industry, where he had been the Chairman of the Board and Chief Executive Officer since 2001. From 1994 to 2000 he served in a variety of senior leadership roles with Dresser Industries and Halliburton. Mr. Murray has over 40 years of domestic and international experience in both operational management and financial/business development leadership roles. Mr. Murray also serves on the board of the World Affairs Council of Dallas Fort Worth, on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and as Chairman Emeritus of the Board of Regents of Seton Hall University.

Skills and Qualifications:

Mr. Murray brings to his role as a director extensive executive-level management experience, public board experience and comprehensive knowledge and understanding of the oil and gas industry.

Amy H. Nelson

Age: 54 Director since: 2019

Ms. Nelson has served as a member of our Board since October 2019. She is also the president of Greenridge Advisors, LLC, which she founded in 2007 as an energy services and equipment consulting firm focused on the development, execution, and financing of corporate and product line strategies. Ms. Nelson advises her clients on strategy development, capital allocation, acquisition evaluation and infrastructure development. Her clients span a broad range of oilfield service, product and geographic markets. Ms. Nelson has been a member of APA Corporation’s board of directors since 2014, and she is a member of both its audit committee and corporate responsibility, governance, and nominating committee. She also joined the Helix Energy Solutions Group, Inc. board of directors in July of 2019, and is currently serving as the chair of the Audit Committee and is a member of the Corporate Governance and Nominating Committee. Ms. Nelson began her career at Amoco Production Company in a variety of engineering, project management and planning roles. From 2000 to 2007, Ms. Nelson served as a vice president of SCF Partners, an oilfield service and equipment-focused private equity firm, where she concentrated on investment strategy, investment execution and portfolio company management. Ms. Nelson has devoted her career to serving companies in the oil and gas industry.

Other Public Company Directorships:

•  APA Corporation (since 2014)

•  Helix Energy Solutions Group, Inc. (since 2019)

Skills and Qualifications:

Ms. Nelson’s experiences have provided her with valuable insight into corporate strategy, capital allocation, and the assessment and management of risks, including environmental risks, faced by oil and gas companies. This expertise enhances her contributions to the Board.

Melvin G. Riggs

Age: 68 Director since: 2019

Mr. Riggs has served as a member of our Board since October 2019. Mr. Riggs has served in senior-level positions at Clayton Williams Energy, Inc. (“CWEI”) and its related companies for 38 years, including his current position as Vice President and Director since May 2017. Clayton Williams Companies is a group of privately held companies involved in oil and natural gas activities, real estate, agricultural operations and conservation and commerce of water resources. From March 2015 to April 2017, Mr. Riggs served as President of CWEI, a public exploration and production company that developed and produced oil and natural gas. From December 2010 until March 2015, Mr. Riggs served as Executive Vice President and Chief Operating Officer of CWEI. From 1991 to December 2010, Mr. Riggs served as Senior Vice President—Finance, Secretary, Treasurer, and Chief Financial Officer of CWEI. Mr. Riggs currently serves as a director at Black Mountain Acquisition Corp., a position he has held since October 2021. He previously served as a director at Royal Energy, Inc. from July 2018 to November 2021, as a director at TransAtlantic Petroleum Ltd. from July 2009 to June 2020, and as a director at CWEI from May 1994 until April 2017. Mr. Riggs is a Certified Public Accountant.

Other Public Company Directorships:

•  Black Mountain Acquisition Corp. (since 2021)

Skills and Qualifications:

Mr. Riggs has a strong operational background and extensive financial expertise, all of which brings important insights into board oversight, risk management and corporate governance matters.

Bernardo J. Rodriguez

Age: 58 Director since: 2022

Mr. Rodriguez has served as a member of our Board since January 2022. Mr. Rodriquez is the Chief Digital and Technology Officer at J.D. Power. Mr. Rodriguez is responsible for advancing J.D. Power’s digital and AI transformation and leads the company’s Technology, Artificial Intelligence, Research, Innovation, CX Solutions divisions. From 2016 until Mr. Rodriguez joined J.D. Power in 2017, he served as Managing Director of Strategy at Huge Inc., a global full-service digital agency that partners with Fortune 100 companies on the design and execution of product and brand strategies, enterprise transformation and innovation. Prior to joining Huge Inc., Mr. Rodriquez served as a Managing Director at Accenture, the global management consulting and professional services company, where he led the firm’s North American Digital Strategy Practice for telecommunications, media and technology. From 2010 to early 2015, Mr. Rodriguez served as Chief Digital Officer at Kaplan Test Prep, a top provider of educational and career services, where he was responsible for digital transformation in technology, data science, user experience, online learning, Kaplan publishing and innovation. Mr. Rodriguez holds a B.S. in electrical engineering from Universidad Rafael Urdaneta in Venezuela and a master’s degree and Ph.D. in computer engineering from the University of Colorado.

Skills and Qualifications:

Mr. Rodriguez’s broad executive management experience, and his proven expertise in digital, cybersecurity and AI strategy and transformation provide an important point of view for the Board.

Michael Roemer

Age: 64 Director since: 2019

Mr. Roemer has served as a member of our Board since October 2019. Mr. Roemer also operates his business, Roemer Financial Consulting, a financial advisory services company that he founded in 2012. He advises closely-held businesses with financial advice, focusing on potential merger and acquisitions and exit transactions. Mr. Roemer is also a member of the Budget and Finance Committee of Planned Parenthood of Northern, Central and Southern New Jersey, a not for profit organization, Chair of the Audit Committee of Affiliated Risk Management Services, Inc., a not for profit organization and a member of the Audit Committee of Planned Parenthood Federation of America, a not for profit organization. Prior to his current role, Mr. Roemer served as a Partner and Chief Financial Officer of Hammond, Kennedy, Whitney & Company (“HKW”), a private equity firm. In this role, his responsibilities included, among other things, financial and tax reporting, coordinating financial due diligence of acquisition targets, and working with the HKW team to assess a target’s financial results and the financial management team’s capabilities. He is a licensed CPA with over 35 years’ experience.

Skills and Qualifications:

Mr. Roemer brings to his service on our Board an extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his additional experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters.

James C. Stewart

Age: 60 Director since: 2011

Mr. Stewart joined NexTier in March 2011 as Chairman and Chief Executive Officer and became Executive Chairman in August 2018 until October 31, 2019. Prior to joining NexTier, from 2007 to 2009, he served as the President and Chief Executive Officer of a privately held international drilling company. From 2006 to 2007, Mr. Stewart served as Vice President of Integrated Drilling Services for Weatherford International plc, based in London and Dubai, where he created and managed a global business unit that included a 50-rig international land contract drilling group and a global project management team. Mr. Stewart began his career with Schlumberger Limited, where he held senior leadership positions across the globe over the span of 22 years.

Skills and Qualifications: Mr. Stewart’s qualifications include his broad leadership experience with oilfield services, as well as his long tenure and successes in the oil and natural gas market.

Scott R. Wille

Age: 42 Director since: 2011

Mr. Wille has served as a member of our Board since March 2011. He is currently a Senior Managing Director and Head of Consumer and Retail Private Equity at Cerberus, which he joined in 2006. Mr. Wille has also been a member of Cerberus’ Private Equity Investment Committee since 2016. Prior to joining Cerberus, Mr. Wille worked in the leveraged finance group at Deutsche Bank Securities Inc. from 2004 to 2006. Mr. Wille currently serves as a director of the Albertsons Companies, Inc., the second largest traditional grocery company in the U.S. In addition, Mr. Wille currently serves as a director of Off Lease Only, the largest independent used car dealer in Florida and 32 Brands, one of the largest vertically integrated direct to consumer mattress manufacturers in the U.S. Mr. Wille previously served as a director of Remington Outdoor Company, Inc. from February 2014 to March 2018, a designer, manufacturer and marketer of firearms, ammunition and related products and as director of Tower International, Inc., a manufacturer of engineered structural metal components and assemblies, from September 2010 to October 2012.

Other Public Company Directorships:

•  Albertsons Companies, Inc. (since 2015)

Skills and Qualifications:

Mr. Wille’s experience in the financial and private equity industries, together with his in-depth knowledge of our company and its acquisition strategy, are valuable to our Board’s understanding of our business and financial performance.

Board of Directors

Our Directors

The Board is currently composed of 11 directors. The following table provides summary information about these directors as of April 17, 2023.

				Committee Memberships
Name and Principal Occupation	Age	Director Since	Independent	Audit & Risk Committee	Nom. & Gov. Committee	Comp. Committee

Robert W. Drummond President and Chief Executive Officer of NexTier	62	2018

Stuart M. Brightman Retired Chief Executive Officer and President of TETRA Technologies, Inc.	66	2019	🌑			🌑

Leslie A. Beyer Chief Executive Officer of the Energy Workforce & Technology Council	47	2023	🌑		🌑

Gary M. Halverson Retired Group President Drilling & Production Systems Cameron	64	2016	🌑	🌑

Patrick M. Murray Retired President & Chief Executive Officer of Dresser, Inc.	80	2019	🌑

Amy H. Nelson President and Founder of Greenridge Advisors, LLC	54	2019	🌑	🌑	🌑	🌑

Melvin G. Riggs Vice President and Director of Clayton Williams Energy, Inc.	68	2019	🌑	🌑	🌑	🌑

Bernardo J. Rodriguez Chief Digital and Technology Officer at J.D. Power	58	2022	🌑	🌑

Michael Roemer Founder Roemer Financial Consulting	64	2019	🌑		🌑

James C. Stewart Retired Chief Executive Officer of Keane Group, Inc.	60	2011

Scott R. Wille Co-Head of Private Equity & Senior Managing Director at Cerberus Capital Management, L.P.	42	2011

  =  Chairperson

Committee Membership in 2022

Below is a chart reflecting committee membership during 2022:

2022 Committee Memberships(1)
Name	Audit & Risk	Nominating & Corporate Governance	Compensation

Stuart M. Brightman		1/1/20 – Present	1/1/20 – Present

Gary M. Halverson	1/1/20 – Present		1/1/20 – Present

Amy H. Nelson	1/1/20 – Present	6/18/20 – Present	6/18/20 – Present

Melvin G. Riggs	1/1/20 – Present	6/18/20 – Present	6/18/20 – Present

Bernardo J. Rodriguez	1/5/22 – Present

Michael Roemer	1/1/20 – Present	6/18/20 – Present

(1)	Ms. Beyer joined the Board and began serving on the Nominating & Corporate Governance Committee in February 2023 and is thus not included in this table.

Attendance at Board and Committee Meetings, Annual Meeting

During 2022, the Board met five times. Each member of the Board participated, in person or by telephone, in at least 75% of the aggregate of Board and committee meetings on which he or she served (during the period that such director served). It is our policy that directors are encouraged to attend each annual meeting of stockholders, and all of our members of our Board attended the 2022 annual meeting, in person or by telephone.

Director Independence

As a publicly traded company listed on the New York Stock Exchange (the “NYSE”), we are required to comply with the rules and regulations of the NYSE as well as that of the SEC. Additionally, each of the Audit & Risk Committee (the “Audit Committee”), Compensation Committee and Nominating and Corporate Governance Committee is required to be comprised solely of independent directors, with heightened standards applicable to Audit Committee and Compensation Committee members.

Each year, our Nominating and Corporate Governance Committee evaluates the relationships between the Company and each director and reports the results of its review to the Board. To be considered “independent,” a director must be affirmatively determined by the Board, at the recommendation of the Nominating and Corporate Governance Committee and after due deliberation, to have no material relationship with the Company other than as a director. The Nominating and Governance Committee and the Board assess the relationships and other facts and circumstances relevant to director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the NYSE and SEC, and consistent with the Company’s Corporate Governance Guidelines (which can be found on our website at www.nextierofs.com).

After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, and based on the review and recommendation of the Nominating and Corporate Governance Committee, the Board has affirmatively determined that each of Messrs. Brightman, Halverson, Murray, Riggs, Rodriguez and Roemer and Mses. Beyer and Nelson have no material relationships with the Company and, is “independent” under the applicable rules and regulations of the SEC, the NYSE and in accordance with our Corporate Governance Guidelines. In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the NYSE rules.

The Board’s independence determinations included consideration of all facts and circumstances that might impair a director’s independence, including a review of other company directorships. In addition, in making its independence determinations, the Board considered that Mr. Wille is a senior employee of Cerberus Capital Management, L.P. (together with its affiliates and related funds, “Cerberus”), a stockholder of the Company, and that he was initially designated for nomination to the Board by Cerberus pursuant to a stockholders’ agreement, which is more fully discussed below. The Company also reviewed Mr. Stewart’s past officer appointment with the Company’s predecessor, Keane Group, Inc.

Director Nominations

In obtaining the names of possible director nominees, our Nominating and Corporate Governance Committee conducts its own inquiries and considers suggestions from other directors, management and stockholders. In addition, the Nominating and Corporate Governance Committee from time to time will engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee. The search firm will also assist the Nominating and Corporate Governance Committee to identify candidates reflecting diversity in race, gender, and specialized experience. The Nominating and Corporate Governance Committee’s process for evaluating nominees identified in unsolicited recommendations from stockholders is the same as its process for unsolicited recommendations from other sources and is further described in Section 4.01 of the Company’s Bylaws. However, stockholders desiring to nominate a director candidate at the annual meeting must comply with certain procedures, for more information, please read “Proposals by Stockholders.”

The Nominating and Corporate Governance Committee believes that nominees should possess the highest personal and professional ethics, reputation, integrity and values and be committed to representing the long-term interests of our stockholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at and participation in board and committee meetings, and should be committed to serve on the board for an extended period of time. Pursuant to our Corporate Governance Guidelines, when assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Nominating and Governance Committee considers candidates based on merit and having due regard to the benefits of diversity and the needs of the Board. The Nominating and Corporate Governance Committee will consider independence, diversity of viewpoints, backgrounds and experience, including a consideration of gender, ethnicity, race, nationality and age in determining whether a candidate will be an appropriate fit with, and an asset to, the board of directors. When considering existing directors, the Nominating and Corporate Governance Committee evaluates their history of attendance at board and committee meetings as well as contributions and effectiveness at such meetings.

In addition, pursuant to the terms of our Bylaws and the Second Amended and Restated Stockholders’ Agreement, dated as of October 31, 2019, by and among the company, Keane Investor Holdings, LLC (“Keane Investor”) and the other parties thereto, Keane Investor (or its permitted assignee or designee) has certain rights to designate members to our board of directors, subject to certain director qualifications, including that:

•

for so long as Keane Investor (or its permitted assignee or designee) has beneficial ownership of at least 12.5% of the then outstanding shares of our common stock, the right to designate two individuals; and

•

for so long as Keane Investor (or its permitted assignee or designee) has beneficial ownership of less than 12.5% but at least 7.5% of our then-outstanding common stock, the right to designate one individual.

At this time, Messrs. Wille and Stewart are the Keane Investor appointees. For additional information, see “Other Information—Related Person and Related Party Transactions” in this proxy statement.

Board Diversity

The Board is committed to thoughtful board refreshment and ongoing evaluation. The Board believes that a diverse membership enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. Since 2019, both of our new director nominees have added gender or ethnic diversity, as well as expertise and leadership skills in areas that are strategically important to NexTier.

➢	2022 Mr. Rodriguez joined the Board, adding ethnic diversity and bringing expertise with business transformation through the innovative use of digital strategies and cyber security expertise.

➢	2023 Ms. Beyer joined the Board, adding gender diversity and bringing experience in leadership and advocacy in responsible operations.

Communication with the Board and its Non-Management Members

Persons may communicate with our Board by submitting such communication in writing to the attention of Kevin McDonald, General Counsel and Corporate Secretary, in care of the Board of Directors, NexTier Oilfield Solutions Inc., 3990 Rogerdale Road, Houston, Texas 77042. Persons may communicate with the non-management members of the Board by submitting such communication in writing to Kevin McDonald, General Counsel and Corporate Secretary, in care of the non-management members of the Board of Directors, NexTier Oilfield Solutions Inc., 3990 Rogerdale Road, Houston, Texas 77042.

Board Committees

Our Board has assigned certain responsibilities to permanent committees comprised of Board members.

The charter for each committee listed below is available on our website at www.nextierofs.com, by clicking on “Investors,” “Corporate Governance,” then “Board Committees” and then the name of the applicable committee charter. Stockholders may obtain printed copies of any charter, free of charge, by sending a written request to NexTier Oilfield Solutions Inc. at 3990 Rogerdale Road, Houston, Texas 77042, Attn: Corporate Secretary.

Audit and Risk Committee

Committee Members:		Number of meetings in 2022: 9

Michael Roemer (chair)	Amy H. Nelson	Report: page 28

Gary M. Halverson	Melvin G. Riggs

Bernardo J. Rodriguez

The Audit Committee assists the board in its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, enterprise risk management (including cyber risk), the establishment and performance of our internal audit function and the performance of the independent auditor. Each member of the Audit Committee has significant financial experience, which provides a greater depth of understanding and oversight of our financial statements, including our balance sheet, statement of operations and cash flows statements. Our Board has determined that Mr. Roemer qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K.

Our board of directors has adopted a written charter under which the Audit Committee operates. A copy of the Audit Committee charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our website.

Compensation Committee

Committee Members:		Number of meetings in 2022: 7

Gary M. Halverson (chair)	Amy H. Nelson	Report: page 32

Stuart M. Brightman	Melvin G. Riggs

The Compensation Committee is responsible for, among other things, review and administration of our compensation and benefits plans, approval of the compensation structure of our executive officers, evaluation of our executive officers’ performance and review of salary, bonus and other incentive and equity compensation. A copy of the Compensation Committee charter is available on our website.

Nominating and Corporate Governance Committee

Committee Members:		Number of meetings in 2022: 3

Stuart M. Brightman (chair)	Melvin G. Riggs

Amy H. Nelson	Michael Roemer

Leslie A. Beyer

The Nominating and Corporate Governance Committee is responsible not only for the oversight of risks relating to corporate governance, board organization, membership and structure, succession planning for our senior management team, including our Chief Executive Officer, corporate responsibility but also for identifying individuals qualified to become members of our board of directors. A copy of the Nominating and Corporate Governance Committee charter is available on our website.

Director Compensation

Our director compensation philosophy is designed to provide a market based competitive compensation package to the Company’s non-employee directors for their time commitment, expertise and responsibilities as directors serving the Company and to align the interest of our directors with the long-term interests of our stockholders. The Compensation Committee monitors trends and best practices in, and periodically reviews and assesses the adequacy of, director compensation and makes recommendations to the Board. The Compensation Committee retains Compensation Advisory Partners (“CAP”), as its independent compensation consultant to review director compensation. The Compensation Committee reviewed the following related to CAP’s independence: (i) other services provided to us by CAP; (ii) fees paid by us as a percentage of CAP’s total revenue; (iii) policies or procedures maintained by CAP that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and CAP or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented CAP from serving as an independent consultant to the Compensation Committee on executive compensation The Compensation Committee considers our director compensation philosophy, market trends and compensation levels and practices in our peer group, stockholder feedback, and the advice of the CAP when establishing the director compensation package.

Director Compensation Components

Annual compensation for our non-employee directors is comprised of cash and equity-based compensation, as set out in the table below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We neither pay for meeting attendance nor provide any other benefits or perquisites to our non-employee directors.

In February 2022, the Compensation Committee reviewed our director compensation program in consultation with CAP, which provided advice and recommendation with respect to the design of the Company’s director compensation program. The Compensation Committee reviewed independent and objective market data and analysis, including peer group analysis, market trends and best practices. The Compensation Committee took into account, among other factors, the compensation advisor’s input and stockholder feedback and votes in 2021 in determining the recommendations for adjustments to our director compensation program for 2022. Based on its review, the Compensation Committee did not recommend an increase in annual director compensation in 2022.

The following was the 2022 non-employee director compensation program:

Compensation Element	Compensation

Annual Cash Retainer(1)	$100,000

Annual Equity Retainer(2)	$150,000

Additional Cash Retainer— Independent Board Chair(1)	$50,000

Additional Cash Retainer— Independent Audit Committee Chair(1)	$20,000

Additional Cash Retainer— Other Independent Committee Chairs(1)	$15,000

Additional Equity Retainer— Independent Board Chair(2)	$35,000

(1)	The annual cash retainer is paid quarterly, in arrears.

(2)

The annual equity retainer is granted on the first business day following the annual stockholders meeting. The award was based on the volume weighted average price of our common stock for the five trading days prior to the grant date. The equity retainers were granted as restricted stock awards that vest 100% on the upon the earliest of: (i) the one-year anniversary of the grant date, (ii) the date of the first meeting of the Company’s stockholder at which directors will be elected in the calendar year following the calendar year in which the grant date occurs, (iii) the date the director incurs a termination without cause, (iv) the date of the director’s death, and (v) the date of a change in control, subject to continuous service through such vesting date.

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Stuart M. Brightman	$115,000	140,184	255,184

Gary M. Halverson	$115,000	140,184	255,184

Patrick M. Murray	$150,000	172,892	322,892

Amy H. Nelson	$100,000	140,184	240,184

Melvin G. Riggs	$100,000	140,184	240,184

Bernardo J. Rodriguez(2)	$98,904	216,046	314,950

Michael Roemer	$120,000	140,184	260,184

James C. Stewart	$100,000	140,184	240,184

Scott R. Wille(3)	$100,000	—	100,000

(1)

The number of shares of restricted stock granted for director compensation awards was calculated pursuant the volume weighted average price of the common stock for the 5 trading days prior to the grant date. The amount above, however, reflects the grant date fair value calculated in accordance with FASB ASC 718 (as defined below) of the restricted stock granted in 2022.

(2)

Mr. Rodriguez joined the Board in January 2022 and received two stock awards in 2022, one award of 14,963 shares of restricted stock upon his joining the board in January 2022 and the other award of 13,921 shares of restricted stock upon commencement of his first full term in June 2022.

(3)

Mr. Wille is employed by one of our largest stockholders and has declined any equity compensation for his service as a director, and the cash compensation disclosed in this table is paid to his employer pursuant to his employer’s policy.

Our President and Chief Executive Officer, Mr. Drummond, does not receive any additional compensation for his service as a director (his compensation as an executive is discussed in CD&A and detailed in “Executive Compensation Tables”). In addition, Ms. Beyer joined the Board on February 10, 2023, and thus had no reportable compensation as a director for 2022. Ms. Beyer is entitled to compensation for her service on the Board on the same basis as all other non-employee directors of the Company, pro-rated from the date of her appointment to the Board.

As of December 31, 2022, the aggregate number of shares of unvested restricted stock held by each non-employee director was:

Name	Number of Shares of Restricted Stock

Stuart M. Brightman	13,921

Gary M. Halverson	13,921

Patrick M. Murray	17,169

Amy H. Nelson	13,921

Melvin G. Riggs	13,921

Bernardo J. Rodriguez	28,884

Michael Roemer	13,921

James C. Stewart	13,921

Scott R. Wille	—

Director Services Agreements

We have entered into Director Services Agreements with each of Gary M. Halverson and Melvin G. Riggs. The Director Services Agreements provide that each such director serve on an at-will basis until the earlier of his disability, death, resignation or removal.

Stock Ownership Requirements

We have stock ownership requirements for (i) all independent, non-employee directors (each an “Independent Director”), and (ii) our Chief Executive Officer and certain other executive officers, including the Chief Financial Officer, the Chief Operating Officer, the Chief Administrative Officer, and the General Counsel, as well as any President or Executive Vice President reporting directly to the Chief Executive Officer (collectively, the “Executive Officers”).

Stock Ownership Requirement

Independent, Non-Employee Directors	5X Annual Retainer

Chief Executive Officer	5X Base Salary

Other Executive Officers	2X Base Salary

All Independent Directors are required to own Company common stock in an amount equal to or in excess of five times such Director’s Annual Director Fee pursuant to the Director compensation program, which shall be determined annually as of the last day of the prior fiscal year. Each Independent Director has five years to meet the requirements, measured from the date he or she is first elected to the Board or it is first determined that the director meets the definition of an Independent Director.

By the fifth (5th) anniversary of the later of (a) the date an Executive Officer of the Company begins employment with the Company in such position and (b) June 26, 2018, each Executive Officer is required to own Company common stock in an amount equal to or in excess either (i) five times annual base salary, if such Executive Officer is the Chief Executive Officer or (ii) for all other Executive Officers two times such Executive Officer’s annual base salary, which will be determined annually as of the last day of the prior fiscal year of the Company.

The Company believes that each Independent Director and Executive Officer either presently meets the stock ownership requirements applicable to him or her or is on track to meet such stock ownership requirements within the requisite five-year period.

Corporate Governance

Board Leadership Structure

Our Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the board of directors should be separate. If the Chairman is a member of management, the Board also elects a Lead Director who is a non-management director. Currently, Robert W. Drummond serves as our President & Chief Executive Officer, while Patrick M. Murray serves as Chairman of the Board. The Board believes that this leadership structure provides the best direction for the management team and is ideal for the Company and its stockholders. Our non-management directors meet regularly in executive sessions at which only non-management directors are present, and the Chairman leads those sessions. Because Mr. Murray is independent under applicable listing standards and under our Corporate Governance Guidelines, our Board has not appointed a separate Lead Director.

Our Board expects to review its leadership structure at least annually to ensure that it continues to meet the Company’s needs.

Role of Board in Risk Oversight

Enterprise risk management is a Company-wide initiative that involves the Board and management identifying, assessing and managing risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. A primary function of our Board is to assist and oversee management in this effort. The Board and its committees conduct this oversight responsibility. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below. We believe the Board’s role in risk oversight is consistent with the Company’s leadership structure, with our Chief Executive Officer and other members of senior management having direct responsibility for managing risk exposure and the potential impacts of the many risks that are associated with our business, and the directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

The primary means by which the Board and its designated committees oversee our risk management structure and policies is through regular communications with management, specifically including with our General Counsel, our head of internal audit, our Chief Executive Officer and our Chief Financial Officer. In connection with our regular quarterly Board and committee meetings, the full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, cyber, regulatory, and strategic risks. In addition, upon request, either the full Board or a committee may receive additional reports from those executive officers who are deemed responsible for particular risks. The chair of each of the committees will also discuss and review significant matters with management outside of the quarterly Board meetings as needed. When a committee receives a separate report, or the chair has separate discussions, the committee chair may discuss that report with the full Board.

THE BOARD

The full Board risk management to ensure purposeful and appropriate risk taking. The board implements its risk oversight function both as a whole and through delegation to Board committees. These committees meet regularly and report back to the Board.

COMMITTEES

COMPENSATION	AUDIT AND RISK	NOMINATING AND CORPORATE GOVERNANCE

Risk oversight focus areas:

•  compensation philosophy and programs, including confirming that pay arrangements do not encourage excessive risk taking, and

•  health, welfare and retirement benefits policies and programs

Risk oversight focus on policies and processes related to:

•  risk assessment and risk management, generally,

•  financial statements,

•  the financial reporting process,

•  internal controls and accounting matters,

•  tax matters,

•  legal and compliance matters,

•  the internal audit function, and

•  cybersecurity

Risk oversight focus areas:

•  corporate governance,

•  Board organization, membership and structure,

•  corporate responsibility; and

•  succession planning for our CEO and other members of senior management.

MANAGEMENT

Company management is charged with managing risk. The Company has robust internal processes and an internal control environment that facilitate the identification and management of risks and provide regular communication with the Board and its committees.

Environmental Risks

As part of our commitment to long-term, sustainable value creation, the Board and our executive team are committed to actively monitoring how the Company’s performance, opportunities and strategy are influenced by, and influence, the environment. This review, which is part of the Company’s general risk management process, includes an evaluation of the Company’s material climate-related risks; all material risks identified in the risk management process are assessed by management and reported to the Board.

Cybersecurity Risks

The Audit Committee oversees the Company’s cybersecurity risk environment and the Company’s cybersecurity strategy and priorities. The Company’s Vice President - Information Technology, together with other senior leadership, regularly reviews with the committee the Company’s information technology matters, including technology and cybersecurity structure and strategic efforts to protect, optimize and support the growth of the Company, as well as the Company’s internal assessment of cybersecurity risk management capabilities. To guard against the threat of security breaches and cyber-attacks, the head of the Company’s IT department manages our cybersecurity initiative, which is focused on protecting and preserving the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company.

The Audit Committee receives regular reports related to cybersecurity, privacy and controls. As part of this, the Audit Committee will review the results of periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our internal preparedness. In 2022, the Company conducted an independent National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) maturity assessment of NexTier’s cyber security posture and program. The Company also did a Business Impact Analysis (BIA) on its operations. In 2022, the Company also implemented a mandatory training program for all employees to educate them about cyber threats. In addition, our internal audit team will periodically review and report to the Audit Committee on aspects of cybersecurity as part of its audits.

People Risks

NexTier is committed to promoting a healthy and ethical culture throughout the organization. The Audit Committee receives regular reports from the Company’s General Counsel, who serves as Chief Compliance Officer, regarding the Company’s compliance program. As part of this, the Audit Committee regularly reviews all complaints received through the anonymous hotline as well as key data related to ongoing legal proceedings.

The Board or its designated committee also receives regular reports from our senior management team about our other people-related strategies, programs and initiatives, including recruitment, retention, engagement, training and development, health and safety, talent management and diversity.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all employees, officers and directors. In addition, our senior financial officers, including our principal executive officer and principal financial officer, are subject to a written code of ethics for senior financial officers. We have made a current copy of both codes available on our website, www.nextierofs.com and both are available in print and without charge to any person who sends a written request to our Corporate Secretary at 3990 Rogerdale Road, Houston, Texas 77042. We have posted, and intend to post on our website (at https://investors.nextierofs.com/Compliance-and-Ethics) all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of either code.

Corporate Governance Guidelines

We have adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE, as applicable, that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, board membership criteria and director qualifications, director responsibilities, board agenda, role of the Chief Executive Officer, executive sessions, standing board committees, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on our website, www.nextierofs.com.

Proposal 2. Ratify Appointment of Independent Auditors

The Board of Directors recommends that you vote “FOR” this proposal.

The Audit Committee has selected KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit the Company’s financial statements and the effectiveness of internal control over financial reporting for 2023. While the Audit Committee is responsible for appointing, compensating and overseeing the independent auditors’ work, we are requesting the ratification of the appointment of KPMG as our auditor for 2023 as a matter of good corporate governance. KPMG served as our independent auditor since 2011, and the Audit Committee took a number of factors into consideration in determining whether to reappoint KPMG as the Company’s independent auditor, including KPMG’s historical and recent performance, capabilities and expertise, tenure as the Company’s independent auditor and familiarity with the Company’s business. We believe the appointment of KPMG is in the best interest of the Company and its stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting with an opportunity to make a statement if they would like to do so and to be available to respond to appropriate questions from our stockholders.

The ratification of the appointment of KPMG as our independent auditor for 2023 requires the affirmative vote of a simple majority of the votes cast. If you properly submit a proxy card but do not indicate how you wish to vote, the Proxy Holders will vote for the proposal.

Fees Paid to KPMG

The following table summarizes fees paid or accrued to our independent registered public accounting firm, KPMG, in connection with various services for the years ended December 31, 2022 and 2021 respectively:

	2022	2021
	(Thousands of Dollars)

Audit Fees(1)	$2,998	$3,206

Audit–Related Fees	—	—

Tax Fees(2)	—	3

All Other Fees	—	—

Total	$2,998	$3,209

(1)

Consists of fees for professional services rendered for the audits of our consolidated financial statements for fiscal years 2022 and 2021 included in our 2022 Form 10-K, the annual audit of the effectiveness of our internal controls over financial reporting, and the reviews of our quarterly financial statements. This category also includes fees for the issuance of consents and reviews of documents filed with the SEC.

(2)	Consists of fees for professional services rendered for tax compliance and tax planning.

Pre-Approval Policy

Our Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy provides that we will not engage the Company’s independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“General Pre-Approval”). Unless a type of service to be provided by KPMG has received General Pre-Approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by KPMG. Our Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

During 2022 and 2021, no services were provided to us by KPMG other than in accordance with the pre-approval policies and procedures described above.

Audit Committee Report

The Audit Committee represents and assists the Board in providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee acts under a charter which is available on the Company’s website at www.nextierofs.com under “Investors,” then “Corporate Governance,” then “Board Committees,” then “Audit and Risk Committee.” The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence, financial literacy and expertise.

Management is responsible for the Company’s financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting.

KPMG, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight role, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of NexTier Oilfield Solutions Inc. as of and for the year ended December 31, 2022; and

•

discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K of NexTier Oilfield Solutions Inc. for the year ended December 31, 2022.

The Audit Committee and the Board of Directors believe that, due to KPMG’s knowledge of the Company and the industry in which the Company operates, it is in the best interest of the Company and its stockholders to continue the retention of KPMG to serve as the Company’s independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board of Directors ask the stockholders to ratify, at the 2023 Annual Meeting, the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Audit and Risk Committee

Michael Roemer, Chair

Gary M. Halverson

Amy H. Nelson

Melvin G. Riggs

Bernardo J. Rodriguez

Proposal 3. Advisory Approval of Executive Compensation

The Board of Directors recommends that you vote “FOR” this proposal.

We are asking our stockholders to approve, on an annual advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (“CD&A”), compensation tables and narrative discussion. While this vote is not binding on our Company, the results of the vote on this proposal will be carefully considered by our Board and the Compensation Committee when making future executive compensation decisions. Our next advisory vote regarding the frequency of these votes will be held at our 2024 Annual Meeting of Stockholders.

The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

We urge you to carefully review the CD&A section in this Proxy Statement, as well as the 2022 Summary Compensation Table, other compensation tables and related narrative discussion, for more information regarding the compensation of our NEOs. We believe the information in this Proxy Statement demonstrates the successful design and implementation of a compensation program that aligns stockholders’ and management’s interests.

A simple majority of the votes cast is required to approve this proposal. If you properly submit a proxy card but do not indicate how you wish to vote, the Proxy Holders will vote for the proposal.

Executive Officers

Set forth below is certain information regarding our executive officers as of April 17, 2023, other than the biography of our President & Chief Executive Officer, which appears under “Proposal 1—Election of Directors—Director Information.”

Name	Age	Position

Robert W. Drummond	62	President & Chief Executive Officer

Kenneth H. Pucheu	45	Executive Vice President & Chief Financial Officer

Kevin M. McDonald	56	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Matthew R. Gillard	51	Executive Vice President & Chief Operating Officer

Oladipo O. Iluyomade	45	Vice President & Chief Accounting Officer

Kenneth H. Pucheu, Executive Vice President and Chief Financial Officer. Mr. Pucheu has served as NexTier’s Executive Vice President and Chief Financial Officer since December 2019. In addition to his role as Chief Financial Officer, Mr. Pucheu is responsible for all Digital and Information Technology operations of NexTier. He joined Keane Group, Inc. (now known as NexTier Oilfield Solutions Inc.) in 2016 as Vice President of Finance. Mr. Pucheu has over 20 years of experience in corporate and operational finance across the energy industry, as well as deep experience in digital technologies and business systems. Prior to joining Keane, Mr. Pucheu served at Schlumberger Limited for 15 years in various senior-level positions, including Head of Finance for Drilling and Measurements and Director of Finance for North America Offshore. Mr. Pucheu earned a B.S. in Accounting from the University of Louisiana at Lafayette.

Kevin M. McDonald, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary. Mr. McDonald serves as NexTier’s Executive Vice President, Chief Administrative Officer and General Counsel. He joined Keane Group, Inc. (now known as NexTier Oilfield Solutions Inc.) as Executive Vice President, General Counsel & Secretary in November 2016. Prior to joining Keane, Mr. McDonald served in leadership roles at Marathon Oil Corporation from 2012 to 2016, including as Deputy General Counsel of Corporate Legal Services and Government Relations, Deputy General Counsel of Governance, Compliance & Corporate Services, and Assistant General Counsel. Mr. McDonald practiced as a partner at the international law firm Fulbright & Jaworski LLP (now Norton Rose Fulbright LLP) in 2012. Mr. McDonald previously held various counsel positions, including President & Chief Executive Officer and acting General Counsel at Arms of Hope, a nonprofit organization, from 2008 to 2012, Senior Vice President, General Counsel & Chief Compliance Officer at Cooper Industries from 2006 to 2008, Associate General Counsel at Anadarko Petroleum from 2004 to 2006, and Managing Counsel (Litigation) at Valero Energy from 2002 to 2004. He began his career as an associate at Norton Rose Fulbright LLP between 1992 and 2001. Mr. McDonald graduated with a B.S. from Texas A&M University and JD from the University of Texas School of Law.

Matthew R. Gillard, Executive Vice President and Chief Operating Officer. Mr. Gillard has served as Executive Vice President and Chief Operating Officer since joining NexTier in August 2021. He has more than 25 years’ experience in the oil and gas industry, working primarily for Schlumberger in progressing roles of responsibility including Sales and Commercial Director, Vice President Completions, President OneStim and Vice President Vertical Integration & Strategy North America. Most recently, Mr. Gillard held the role of Principal and Owner of Intex Consulting. He received a B.S. in Marine & Offshore Civil Engineering from University of Plymouth, UK and a Master of Science in Petroleum Engineering in Reservoir and Petroleum Engineering from Institute Du Francais Petrole.

Oladipo O. Iluyomade, Vice President and Chief Accounting Officer. Mr. Iluyomade has served as NexTier’s Vice President and Chief Accounting Officer since January 2022. Mr. Iluyomade joined NexTier in October 2019 as Director of Finance. Prior to NexTier, he worked for Schlumberger from 2000 to 2019 in increasing roles of responsibility in Finance, traversing the globe from Nigeria, Caspian Region, the Middle East, and ultimately to the Americas. Mr. Iluyomade earned his MBA from Wayne State College with Advanced Finance Training from Wharton Business School. He achieved status as an Associate Chartered Accountant from the Institute of Chartered Accountants in Nigeria and a B.S. in Accounting from Obafemi Awolowo University in Nigeria.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the below CD&A with the Company’s management. Based on the review and discussions, the Compensation Committee has recommended to our Board that the CD&A be included in this Proxy Statement and the Company’s Annual Report on Form 10-K fo the year ended December 31, 2022.

The Compensation Committee

Gary M. Halverson, Chair

Stuart M. Brightman

Amy H. Nelson

Melvin G. Riggs

This report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

Compensation Discussion & Analysis

This CD&A focuses on the Company’s 2022 compensation programs, actions and outputs relative to the Company’s 2022 performance. These compensation decisions reflect the Compensation Committee’s application of the Company’s compensation philosophy, plan objectives, and performance standards against financial and individual executive performance through the end of 2022. For the year ended December 31, 2022, our NEOs were:

NEO	Title

Robert W. Drummond	President & Chief Executive Officer
Kenneth H. Pucheu	Executive Vice President & Chief Financial Officer
Kevin M. McDonald	Executive Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary
Matthew R. Gillard	Executive Vice President & Chief Operating Officer
Oladipo Iluyomade	Vice President & Chief Accounting Officer
Michael J. McKie(1)	President - Alamo Pressure Pumping

(1)	Effective June 6, 2022, Mr. McKie ceased to be an executive officer of the Company.

Executive Summary

NexTier is a predominately U.S. land focused oilfield services company that offers a diverse set of well completion and production services across a variety of active and demanding basins. We provide our services through our operating subsidiaries to exploration and production (“E&P”) customers. Our integrated solutions approach is focused on delivering efficiency, and our ongoing commitment to innovation helps our customers capitalize on technological advancements. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation.

Compensation Practices & Policies

The following practices and policies in our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do
☑	Emphasis on variable compensation tied to annual financial performance or long-term relative stock price performance
☑	Performance-based long-term incentives dependent upon our performance relative to peers makes up a substantial portion of NEO long-term incentives
☑	Claw Back Policy that applies to cash and equity compensation
☑	Annual compensation risk assessment
☑	Independent compensation consultant reporting directly to our Compensation Committee
☑	Stock Ownership Guidelines for senior executive officers and independent non-employee directors
☑	Severance and Acceleration of Equity Vesting Conditioned on Restrictive Covenants and Release of Claims

What We Don’t Do
☒	Prohibition on option repricing without stockholder approval
☒	Prohibition on hedging of Company securities by our officers and directors
☒	Prohibition on pledging of Company securities by our executive officers and directors (other than in limited circumstances expressly approved by the Board)
☒	No single-trigger change-in-control severance payments
☒	No single-trigger change-in-control equity vesting
☒	No excise tax gross-ups
☒	Limited use of perquisites and supplemental benefits

2022 Compensation Actions At-A-Glance

The Compensation Committee took the following key compensation-related actions for fiscal year 2022:

•

Base Salaries: The base salaries of our NEOs are designed to be competitive within our market. The Compensation Committee reviewed compensation data of peer companies in determining base salaries for our NEOs for 2022.

•

Annual Incentives: The Compensation Committee adopted an annual bonus program for the fiscal year 2022 based on the achievement of specific Company performance objectives related to annual adjusted EBITDA, free cash flow and the achievement of ESG & innovation and continuous improvement performance measures.

•

Long-Term Incentives: The largest single component of compensation granted to our executives, the long-term incentives awarded in 2022, are comprised mostly in units settled either in the Company’s stock (“equity awards”) or an amount of cash equal to the product of the number of such units multiplied by the closing price of the Company’s stock on the vesting date. The executives were awarded long-term incentives consisting of a mixture of restricted stock unit (“RSU”) awards and performance unit (“PU”) awards, which PUs settle solely in cash. In addition to RSUs and PUs, Mr. Drummond also received a performance restricted stock unit (“PSU”) award in 2022, to be settled in shares. The Compensation Committee believes the use of these equity and synthetic equity awards creates strong alignment with the Company’s stockholders by linking executive compensation closely to stock performance, and in the case of both PUs and PSUs, total stockholder return relative to our peers.

What Guides Our Program

Our Compensation Philosophy

Our compensation philosophy is driven by the following guiding principles:

•	Pay for Performance: A significant portion of an executive’s total compensation should be variable (“at-risk”) and linked to the achievement of specific short- and long-term performance objectives.

•

Stockholder Alignment: Executives should be compensated through pay elements (base salaries, short- and long-term incentives) designed to enhance stockholder value by incentivizing our executives to work towards goals that drive return on stockholder investment.

•

Competitiveness: Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure we employ the best people to lead the successful implementation of our business plans and to attract the caliber of executives we need to support the long-term growth of our enterprise.

•	Good Governance: Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

The Principal Elements of Pay

Our compensation philosophy is supported by the following principal elements of pay:

Term	Type	Element	How it's Paid	2021 Metrics & Weighting	2022 Metrics & Weighting	Purpose
Short Term	Fixed	**Base Salary**	**Cash**	• Target: Peer group median range	• Target: Peer group median range	• Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent
Short Term	Variable	**Annual Incentives**	**Cash**	• 50% Adjusted EBITDA • 25% ESG & QHSE • 25% Relative Performance Fleet	• 50% Financial: Adjusted EBITDA • 20% Financial: Free Cash Flow • 10% ESG: Total Recordable Incident Rate • 10% ESG: Diesel Reduction • 10% Performance: Service Efficiency through Innovation & Continuous Improvement	• Reward executives for delivering on annual financial and strategic objectives that contribute to stockholder value creation • Metrics intended to establish clear tone at the top regarding the importance of ESG & QHSE
Long Term	Variable	**Long-Term Incentives**	**Performance Restricted Stock Units (PSU)** **and** **Performance Units (PU)**	• 50% LTI weighting • Performance Criteria: relative annualized total stockholder return • Vesting: after 3 years, contingent upon continued employment through applicable vesting date	• 50% LTI weighting • Performance Criteria: relative annualized total stockholder return • Vesting: after 3 years, contingent upon continued employment through applicable vesting date	• Provide incentives for executives to execute on longer-term financial and strategic goals that drive stockholder value creation • Support the Company's retention strategy • Relative TSR metric used to closely align our executive-level measurement system with the experience of stockholders
Long Term	Variable	**Long-Term Incentives**	**Restricted Stock Units (RSU)**	• 50% LTI weighting • Vesting: awards vest ratably over three years, contingent upon continued employment through applicable vesting date	• 50% LTI weighting • Vesting: awards vest ratably over three years, contingent upon continued employment through applicable vesting date

Pay Mix

A majority of NEO total direct compensation for fiscal year 2022 was variable, at approximately 89% for our Chief Executive Officer and approximately 79% for our other NEOs employed at year-end. The following charts illustrate the total direct compensation mix for our NEOs for fiscal year 2022.

Our Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent members of our Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee evaluates, determines and approves the compensation of our Chief Executive Officer and other executive officers, and recommends the compensation of our non-employee directors. The Compensation Committee administers the Company’s equity plans and has overall responsibility for monitoring of the Company’s executive compensation policies, plans and programs. Details of the Compensation Committee’s authority and responsibilities are specified in the committee’s charter which is available on the Company’s website at www.nextierofs.com.

The Role of Management

Compensation Committee meetings are regularly attended by our Chief Executive Officer, General Counsel and our Senior Vice President of Human Resources. Each of the management attendees provides the Compensation Committee with their specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management are present during executive sessions where the Compensation Committee deliberates on compensation adjustments under consideration, but the Company’s independent compensation consultant may participate in those discussions.

The Role of the Independent Consultant

The Compensation Committee has the full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. Prior to retaining or seeking advice from a compensation consultant or other advisor, the Compensation Committee must consider the independence of such compensation consultant or other advisor. The independent compensation consultant retained by the Compensation Committee reports directly to the Compensation Committee.

The Compensation Committee had engaged Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant since mid-2020 after a rigorous review process and has remained the Company’s ongoing independent compensation consultant through 2022. CAP did not provide any services to the Company or any of its subsidiaries other than the services provided to the Compensation Committee and the subscription to the salary survey of the oilfield service industry (“OFS Compensation Survey”). The Compensation Committee assessed the independence of CAP and determined that its work for the Compensation Committee has not raised any conflict of interest.

The Role of the Compensation Peer Group

The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executives in similar positions at peer companies. For purposes of setting fiscal year 2022 compensation levels, the Compensation Committee, in consultation with CAP, took into account a range of factors including the peer’s respective size in terms of current revenue, employees and market compensation, and the peer’s respective geographic footprint, operating characteristics, corporate office locations and stock price correlation based on publicly available data from industry compensation surveys and proxy statements. The peer group determined by the Compensation Committee included:

Compensation Peer Group

Archrock, Inc.	Nabors Industries Ltd.	Patterson-UTI Energy, Inc.

ChampionX Corporation	Newpark Resources, Inc.	ProPetro Holdings Corp.

Flowserve Corporation	NOV Inc.	RPC, Inc.

Helmerick & Payne, Inc.	NOW Inc.	Select Energy Services, Inc.

Liberty Oilfield Services Inc.	Oceaneering International, Inc.

MRC Global Inc.	Oil States International, Inc.

The peer companies were selected as potential competitors for executive talent based upon similarity in terms of business focus, financial size, and peer group overlap. CAP provided an updated peer group review for 2022 and suggested that several changes be made to the applicable peer group used for benchmarking purposes. These changes included the removal of TechnipFMC plc, KBR Inc. and Superior Energy Services, Inc. from the peer group analysis and the inclusion of Oil States International, Inc., Select Energy Services, Inc. and Newpark Resources, Inc. in the relevant peer group analysis. Companies removed from the peer group had revenue scope ranges outside of the Company’s own revenue metrics. The Compensation Committee noted that newly included peer companies better fit within the relevant revenue scope range of the Company. This market data is not the sole determinant in setting executive pay levels. The Compensation Committee also considers Company and individual performance, the nature of an individual’s role within the Company, and his or her experience and contributions to his or her current role when making its compensation-related decisions.

Say-on-Pay Vote and Compensation Actions Taken

93% 2022	We received approximately 93% approval on our advisory say-on-pay vote to approve NEO compensation in 2022. We considered this as an affirmation that our stockholders support our executive compensation program. We regularly engage in investor outreach to better understand our investors’ concerns and to solicit feedback on our executive compensation program. Our Board and the Compensation Committee greatly value the benefits of maintaining a dialogue with our stockholders to understand their views on our executive compensation program and practices. The Compensation Committee intends to consider the outcome of say-on-pay votes when evaluating the design of our programs and is devoted to consistently reviewing and enhancing our programs to ensure continued alignment with compensation program guiding principles.

The 2022 Executive Compensation Program in Detail

Base Salary

We provide each of our NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are set forth in employment agreements between the Company and the applicable NEO other than Messrs. Gillard and Iluyomade (the “Executive Employment Agreements”). Base salaries are reviewed annually by the Compensation Committee by taking into account the results achieved by each executive, their future potential contributions, scope of responsibilities and experience, and competitive pay practices. In December 2022, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of certain of our NEOs, effective January 1, 2023. The following table provides the base salaries as in effect at the end of 2021, then end of 2022 and for 2023 for our NEOs.

Name	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)

Robert W. Drummond	1,000,000	1,100,000

Kenneth H. Pucheu	475,000	550,000

Kevin M. McDonald	500,000	550,000

Matthew R. Gillard	475,000	550,000

Oladipo Iluyomade(1)	250,000	300,000

Michael J. McKie	500,000	500,000

(1)	The Compensation Committee increased the base salary for Mr. Iluyomade on January 8, 2022 from $180,000 to $250,000 in connection with his appointment as Chief Accounting Officer.

2022 Annual Incentives

Each NEO was eligible for an annual bonus, for which the target amount is expressed as a percentage of base salary, as set forth in the table below.

Name	Target Bonus Opportunity as a Percent of Base Salary	2022 Target Bonus Opportunity ($)

Robert W. Drummond	125%	1,250,000

Kenneth H. Pucheu	100%	475,000

Kevin M. McDonald	100%	500,000

Matthew R. Gillard	100%	475,000

Oladipo Iluyomade	55%	137,500

Michael J. McKie	50%	250,000

Bonus payments for our NEOs were calculated under the 2022 Bonus Program, described below.

2022 Annual Bonus Program

The Compensation Committee adopted the Annual Bonus Program for Fiscal Year 2022 (the “2022 Bonus Program”). The 2022 Bonus Program provides that each NEO is eligible to receive an annual bonus for fiscal year 2022 calculated by multiplying the NEO’s target bonus by the achieved “funding level” based on the Company’s achievement of the performance goals outlined below. If the threshold performance level is not met, the pool funding level would be 0% for that performance metric.

70% Weighting

Financial Goals

The financial performance metrics of Adjusted EBITDA and Free Cash Flow comprise 70% of the weighting for the 2022 Bonus Program. The Compensation Committee selected Adjusted EBITDA as the primary metric to focus management on the generation and flow of cash with a weight of 50% of the 2022 Bonus Program. This closely aligns the interests of management with stockholders to maintain a strong balance sheet and preserve investment value. Adjusted EBITDA is a non-GAAP measure and is defined as the

Company’s (net income (loss)) before interest, income taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing ongoing performance as reflected in the Company’s audited financial statement for the performance period. Adjusted EBITDA is calculated after taking into consideration the bonus payments, which include adjustments reviewed and approved by the Compensation Committee (e.g., consideration for items such as one-time expenses for M&A transactions, commissioning, etc.). The Compensation Committee also selected Free Cash Flow as the second financial performance metric with a weight of 20% of the 2022 Bonus Program. This closely aligns the interests of management with stockholders to maintain financial discipline in making prudent decisions on balancing profitability with maximizing cash generation. Free Cash Flow is defined as cash flow provided from operating activities, less payments for property, plant and equipment, including interest expense. Free Cash Flow excludes any cash payments related to the earnout payable pursuant to the acquisition of Alamo Pressure Pumping LLC. “Net Capex” means the purchase of property, plant and equipment less cash proceeds from the sale of assets.

20% Weighting

Environmental, Social & Governance (ESG) Goals

We believe safety culture begins with leadership accountability. We are committed to lowering injury risk and providing a safe working environment. We strive to lead the industry in safety performance without compromising service quality. Total recordable injury rate (“TRIR”) was selected as a plan metric to gauge alignment of words and actions, with a weight of 10% of the 2022 Bonus Program. Consistent with industry and regulatory standards, the calculation of TRIR is based on the number of recordable safety incidents per 200,000 hours worked. The Compensation Committee also selected diesel reduction based on a measurement of the reduction in diesel consumed as a result of natural gas substitution for Dynamic Gas Blending (“DGB”) equipment, which we believe promotes efficient use of resources and the minimization of carbon emissions. Diesel reduction has a weight of 10% of the 2022 Bonus Program.

10% Weighting

Innovation & Continuous Improvement Goal

We believe a culture that embraces innovation and continuous improvement begins with leadership, and we are committed to empowering employees to ask questions and share ideas regarding new approaches to that challenges that we and our customers face. Service Efficiency on Integrated Operations, which we defined as (pump time)/(pump time + transition time + NEX NPT all services), was selected as a metric by the Compensation

Committee to reward operating efficiency and the mitigation of environmental externalities.

Financial: Annual Adjusted EBITDA
Weight	Achievement Level	Adjusted EBITDA(1)	Funding Level(5)	Actual Performance
50%	Threshold	$251M	70%	$650M
	Target	$314M	100%
	Stretch Level 1	$345M	150%
	Stretch Level 2	$377M	200%

Financial: Free Cash Flow
Weight	Achievement Level	Free Cash Flow(2)	Funding Level(5)	Actual Performance
20%	Threshold	$99M	70%	$268M
	Target	$124M	100%
	Stretch Level 1	$136M	150%
	Stretch Level 2	$149M	200%

ESG: Total Recordable Incident Rate
Weight	Achievement Level	TRIR (subject to adjustment from Chief Executive Officer in cases of fatalities)	Funding Level(5)	Actual Performance
10%	Threshold	0.6	50%	0.59
	Target	0.5	100%
	Stretch Level 1	0.4	150%
	Stretch Level 2	0.3	200%

ESG: Diesel Reduction(3)
Weight	Achievement Level	Measurement (gallons)	Funding Level(5)	Actual Performance
10%	Threshold	28.0M	50%	37.0M
	Target	35.0M	100%
	Stretch Level 1	38.5M	150%
	Stretch Level 2	42.0M	200%

Performance: Innovation & Continuous Improvement
Weight	Achievement Level	Service Efficiency(4)	Funding Level(5)	Actual Performance
10%	Threshold	74%	50%	76%
	Target	76%	100%
	Stretch Level 1	78%	150%
	Stretch Level 2	80%	200%

% of Target Bonus Amount Earned
	Adjusted EBITDA	Free Cash Flow	TRIR	Diesel Reduction	Innovation & Continuous Improvement	Total
Weight	50.0%	20.0%	10.0%	10.0%	10.0%	100.0%
Attainment	100.0%	40.0%	6.0%	12.9%	10.0%	168.9%

(1)

Adjusted EBITDA means the Company’s earnings (net income (loss)) before interest, income taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing ongoing performance as reflected in the Company’s audited financial statement for the performance period. Adjusted EBITDA is calculated after taking into consideration the bonus payments, which include adjustments reviewed and approved by the Compensation Committee (e.g., consideration for items like one-time expense for M&A transactions, commissioning, etc.).

(2)

Free Cash Flow means cash low from operating activities less payments for property, plant and equipment, including interest expense. Free Cash Flow excludes any cash payments related to the earnout payable pursuant to the acquisition of Alamo. “Net Capex” means the purchase of property, plant and equipment less cash proceeds from the sale of assets.

(3)	Diesel Reduction is based on a measurement of the reduction in diesel consumed as a result of natural gas substitution for DGB equipment, excluding fleets obtained from our acquisition of Alamo.

(4)	Service Efficiency on Integrated Operations is calculated as (pump time)/(pump time + transition time + NEX NPT all services).

(5)	Funding level increases on a linear basis from Threshold through Target and beyond Stretch level points, pro-rated for interim steps.

Based on the formula provided above, each NEO received annual bonuses based on 168.9% of target other than Mr. McKie whose bonus was determined pursuant to his Separation Agreement. The Compensation Committee believes that these above-target payouts are appropriate and reflective of the executive management team’s vision and leadership, as reflected in the Company’s results during 2022.

The amount compensation received by each NEO pursuant to the 2022 Bonus Program is set forth below.

Name	2022 Annual Incentive Bonus Program Payout ($)

Robert W. Drummond	2,111,250

Kenneth H. Pucheu	802,275

Kevin M. McDonald	844,500

Matthew R. Gillard	802,275

Oladipo Iluyomade	229,736

Michael J. McKie	250,000

2022 Long-Term Incentives

Annual Long-Term Incentive Program

Long-term equity awards provide a strong link between executive pay and stockholder interests. Our NEOs are eligible to receive long-term equity awards under the Company’s Equity and Incentive Award Plan. For fiscal year 2022, equity awards were granted as a combination of RSU awards and PU awards. Mr. Drummond also received a PSU award.

•

RSU awards are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant stock price volatility.

•

PSU awards are performance-based awards that provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive stockholder value creation. These awards only vest if relative total shareholder return (“TSR”) goals established by the Compensation Committee are achieved over a multi-year period. Mr. Drummond received a grant of PSUs as part of his performance award. No other NEO received a grant of PSUs for fiscal 2022.

•

PU awards are designed to function exactly like PSUs, except that they are payable solely in cash, and therefore are subject to the maximum payout amount of $5,000,000 pursuant to Section 2.3 of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan.

For fiscal year 2022, the Compensation Committee reviewed market data provided by CAP in determining the targeted award levels for each of our NEOs. The table below shows the number of long-term incentive awards granted for fiscal year 2022 for each of the NEOs:

Name	Restricted Stock Unit Awards	Performance Restricted Stock Unit Awards(1)	Performance Unit Awards(2)	Total Grant Date Value ($)(3)

Robert W. Drummond	610,596	271,375	339,219	7,213,839

Kenneth H. Pucheu	162,826	—	162,826	1,797,599

Kevin M. McDonald	149,257	—	149,256	1,676,150

Matthew R. Gillard	162,826	—	162,825	1,797,593

Oladipo Iluyomade	27,138	—	27,137	376,124

Michael J. McKie	39,576	—	39,575	530,707

(1)	Due to an Equity Plan limit of $5,000,000 maximum payout of performance awards solely in cash in any calendar year, Mr. Drummond was granted a portion of his performance awards as PSUs.

(2)	These awards are payable solely in cash.

(3)	Reflects the grant date fair value calculated at target performance in accordance with FASB ASC 718.

RSUs will vest ratably on the first three anniversaries of the date of grant, in each case contingent upon the continued employment of the NEO through each vesting date.

PSUs and PUs will vest based upon performance over a full three-year performance period (January 1, 2022 – December 31, 2024), contingent upon the continued employment of the NEO through December 31, 2024.

PSU vesting is conditioned upon our TSR relative to the following group of companies (“Performance Peers”) whom we consider to be direct competitors for business and investor dollars:

Performance Peer Group

KLX Energy Services Holdings, Inc.	Patterson-UTI Energy, Inc.	RPC, Inc.

Liberty Oilfield Services Inc.	PHLX Oil Service Sector Index	Solaris Oilfield Infrastructure, Inc.

Nine Energy Service, Inc.	ProPetro Holding Corp	U.S. Well Services, Inc.

The Compensation Committee reserves the right to adjust or change the group of Performance Peers in good faith as circumstances warrant during the performance period, provided any such change does not result in an arbitrary increase or decrease in the amount payable under such awards.

The Performance Peers, as a group, differ from our compensation benchmarking peer group because not all of our competitors for talent in the oilfield services industry are direct competitors for business, and some of the Performance Peers do not make enough of their compensation data publicly available for the purposes of benchmarking compensation opportunities.

PSU and PU recipients may earn between 0% and 200% of the number of performance units granted based upon the following performance payout schedule:

Performance Level	Relative TSR Rank	Percent of Target Units Earned

Maximum	80th Percentile or ≥ ranked 2nd	200%

Target	50th Percentile	100%

Threshold	20th Percentile	40%

Below Threshold	Below 20th Percentile	0%

If NexTier’s annualized TSR for the applicable performance period is negative, the amount of PSU and PUs earned is capped at Target payout of 100%.

The RSU, PSU and PU award agreements all contain provisions that would accelerate vesting with respect to all or some portion of the units awarded therein upon the occurrence of certain events or combinations of events, including termination without Cause, for Good Reason, a change in control, death and/or disability.

PSU Vesting and Performance Achievement (2020-2022 Awards)

On January 2, 2020, the Compensation Committee granted PSUs (the “2020 PSUs”) to our then current NEOs, which vested in two equal tranches based on performance over a three-year performance period (January 1, 2020 – December 31, 2022). Vesting of the 2020 PSUs was conditioned on NexTier’s TSR relative to its peer group of companies with the amount earned ranging from 0% to 200% of the number of 2020 PSUs granted.

The first tranche of 50% of the 2020 PSUs vested on January 5, 2022 , based on NexTier’s relative TSR performance over the first two years of the performance period (January 1, 2020 – December 31, 2021). Based on NexTier’s TSR performance, which was negative during the performance period, the payout for the first tranche of the 2020 PSU award was capped at Target payout of 100%.

The second tranche of the 2020 PSUs vested on January 5, 2023, based on NexTier’s relative TSR performance over the full three-year performance period ended December 31, 2022, in accordance with the performance payout schedule set forth below; provided that, if NexTier’s annualized TSR for the three-year performance period was negative, the amount of 2020 PSUs earned would have been capped at Target payout of 100%.

Performance Level	Relative TSR Rank	Percent of Target Units Earned

Maximum	80th Percentile or ≥ ranked 2nd	200%

Target	50th Percentile	100%

Threshold	20th Percentile	40%

Below Threshold	Below 20th Percentile	0%

Based on NexTier’s TSR performance relative to its performance peer group for the performance period ended December 31, 2022 in the 70th percentile, the second tranche of the 2020 PSUs paid out at 167% of Target to the following NEOs:

Name	Target Number of 2020 PSUs	Number of PSUs Earned

Robert W. Drummond	224,055	374,172

Kenneth H. Pucheu	37,343	62,363

Kevin M. McDonald	61,429	102,586

Executive Employment Agreements

Each NEO, except for Messrs. Gillard and Iluyomade, has entered into an Executive Employment Agreement with the Company. The Executive Employment Agreements with Messrs. McDonald and Drummond each provide for a one-year term that automatically renews for additional one-year period unless either party provides written notice at least 90 days prior to the end of the then term. Mr. Pucheu’s Second Amended and Restated Employment Agreement, effective January 11, 2021, does not provide for an initial term or automatic renewal.

Pursuant to the Executive Employment Agreements with our currently employed NEOs, in the event of a termination of the NEO’s employment by us without Cause (as defined below) or, in the case of Messrs. Drummond and McDonald, due to our non-renewal of the applicable Executive Employment Agreement, or by Messrs. Drummond and McDonald, for Good Reason (as defined below) , subject to the execution of a release, the applicable NEO will be entitled to the following severance benefits:

●	Severance payments equal to:

•

for Messrs. Drummond and McDonald, two times (or three times if the termination occurs within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control) the sum of his annual base salary and his target bonus for the year in which the termination occurs, payable over two years in equal monthly installments, beginning on the 60th day following the termination date;

•

for Mr. Pucheu, one and one-half times (or two times if the termination occurs within the period beginning on the date of change in control and ending on the two-year anniversary of the change in control) of the sum of his annual salary plus target bonus on the termination date, payable over one year in equal monthly installments, beginning on the 60th day following the termination date;

●

for Mr. Pucheu, a pro-rated annual bonus for the year of termination (or an amount equal to his target annual bonus for the year of termination if the termination occurs within the period beginning on the date of a change in control and ending on the one-year anniversary of the change in control) and for Messrs. Drummond and McDonald, an amount equal to his target annual bonus for the year of termination;

●	payments with respect to the cost of continuation of coverage of group health coverage:

•

for Mr. Drummond (upon any termination other than death or voluntarily without Good Reason), and Mr. McDonald, for up to 18 months (36 months if within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control); and

•	for Mr. Pucheu, for up to 12 months (18 months if within the period beginning on the date of a change in control and ending on the one-year anniversary of the change in control).

In addition, pursuant to the Executive Employment Agreements, in the event of the NEO’s termination of employment due to death or disability, subject to the execution of a release, the NEO’s estate, as applicable, will be entitled to:

•	for Messrs. Drummond and McDonald, an amount equal to his target annual bonus for such year, for Mr. Pucheu, a pro-rated annual bonus for the year of termination; and

•	a pro-rated payment for unused personal time.

For purposes of the Executive Employment Agreements, “Cause” generally means: (i) conviction or plea of no contest to a felony or any crime involving dishonesty or theft; (ii) conduct in connection with employment duties or responsibilities that is fraudulent or unlawful; (iii) conduct in connection with employment duties or responsibilities that is grossly negligent and which has a materially adverse effect on us or our business; (iv) willful misconduct or contravention of specific lawful directions related to a material duty or responsibility directed to be undertaken from our Board; (v) material breach of obligations under the applicable Executive Employment Agreement, including but not limited to breach of restrictive covenants set forth therein; (vi) any acts of dishonesty resulting or intending to result in personal gain or enrichment at our expense; or (vii) knowing failure to comply with a material policy.

For purposes of the Executive Employment Agreements, as applicable, “Good Reason” generally means:

•

our failure to cure a material breach of our obligations under the applicable Executive Employment Agreement (in the case of Mr. Drummond, a material breach by the Company of its obligations under his Executive Employment Agreement);

•	a material diminution of duties, position or title;

•

a material reduction in base salary (in the case of Mr. Drummond, other than as a result of a less-than- 10% reduction that is part of an across-the-board reduction that is applicable to all other senior executives of the Company);

•	a material reduction in the budget over which the Executive retains authority; or

•	a change in office location that increases the NEO’s commute from his principal residence by more than 50 miles.

Executives Without Employment Agreements

On August 9, 2021, the Company appointed Matthew R. Gillard as Executive Vice President, Chief Operating Officer. In connection with his appointment, he was entitled to (i) an annual base salary of $425,000; (ii) eligibility to participate in the Company’s management bonus program with an initial target of 100% eligible earnings; (iii) eligibility to participate in the Company’s long-term incentive program, and (iv) a one-time grant of restricted stock under the Company’s Equity and Incentive Award Plan in the amount of 100,000 restricted stock units that will vest pro-rata over three years from the grant date.

On January 8, 2022, the Company appointed Oladipo Iluyomade as Vice President and Chief Accounting Officer. In connection with his appointment, he was entitled to (i) an annual base salary of $250,000; (ii) eligibility to participate in the Company’s management bonus program with an initial target of 55% eligible earnings; and (iii) continued eligibility to participate in the Company’s long-term incentive program.

Messrs. Gillard and Iluyomade are also eligible to participate in perks, retirement and welfare benefits plans, programs and arrangements generally available to executive officers subject, to eligibility requirements (including the Leadership Severance Program described below).

Leadership Severance Program

On February 17, 2022, the Compensation Committee approved a leadership severance plan, which provides for severance rights described below for executives without employment agreements, and a continuing award program for qualified retirees, which provides continued vesting for long-term and short-term incentive awards upon retirement of eligible retirees. Both plans became effective in 2022.

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Leadership Severance Program. The Leadership Severance Program (the “Severance Program”) provides severance commitments to its NEOs, as well as other officers and vice presidents, who are not covered under employment agreements with the Company. Pursuant to the Severance Program, NEOs will be eligible for one and one-half times (or two times if the termination occurs within the period beginning on the date of change in control and ending on the two-year anniversary of the change in control (the “Protected Period”)) their annual base salary and target short-term incentive award payable in 12 equal installments and 12 months (or 18 if the termination occurs within the Protected Period) of subsidized COBRA following a termination without Cause or for Good Reason (each as defined in the Severance Program). Further, the NEOs will be eligible for a prorated (or target if the termination occurs within the Protected Period) short-term incentive award for the year of termination and will also be eligible to fully vest in any RSUs and vest in any PSUs based on actual performance (or better of actual performance and target if the termination occurs within the Protected Period). All Severance Program benefits are subject to an eligible employee’s timely execution and non-revocation of a release and waiver agreement in favor of the Company and are subject to the Company’s Compensation Recovery Policy.

•

Continuing Award Program for Qualified Retirees. The Continuing Award Program provides continued vesting for long-term and short-term incentive awards upon the retirement of eligible employees (i.e., vice president, senior vice president, or executive vice president) who are at least age 55 and who have at least five years of service with Company (with at least three of the most recent years being with the Company), provided that, their combined age and years of service equals 65 (whether or not the executive has an employment agreement). Performance metrics will continue to apply and payment or settlement of any outstanding awards will occur at the same time and on the same conditions as if the employee had not retired. The treatment of an employee’s outstanding awards under the Continuing Award Program as described above is subject to the employee’s execution of a release of claims against the Company. In addition, eligible employees will receive the benefits of the program upon death, disability or termination without cause.

Other Practices, Policies and Guidelines

Claw Back Policy

On February 23, 2017, our Board adopted the Company’s Compensation Recovery Policy (the “Claw Back Policy”). Pursuant to the Claw Back Policy, in the event of a revision and reissuance of a financial statement previously issued by the Company (an “Accounting Restatement”), our Board in its discretion may determine that each officer will be required to repay all or a portion of the amount of incentive-based compensation received by an officer of the Company that exceeds the amount of such compensation that such officer otherwise would been received determined based upon the Accounting Restatement. In the event that any such Accounting Restatement is required due to material non-compliance by the Company with any financial reporting requirement under the securities laws, then each such executive officer of the Company will be obligated to repay the amount of incentive-based compensation received by such executive officer that exceeds the amount of such compensation that the executive officer otherwise would have received determined based upon the Accounting Restatement. The Claw Back Policy applies to any incentive-based compensation received by an officer of the Company during the three completed fiscal years of the Company immediately preceding the date of the applicable Accounting Restatement. For purposes of the Claw Back Policy, “incentive-based compensation” means any compensation (whether in cash, common stock, or otherwise) to an officer of the Company, that is granted, earned, vested or for which the amount is determined, wholly or in part, on the attainment by the Company of (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, (ii) any measure that is derived wholly or in part from such measures, or (iii) the Company’s stock price and total stockholder return.

Stock Ownership Guidelines

Our Board has implemented stock ownership guidelines for our non-employee directors and senior executive officers to foster equity ownership and align the interests of our non-employee directors and senior executive officers with our stockholders. Within five years of the later of (a) the date a senior executive officer commences employment with the Company in such position and (b) June 16, 2018, our Chief Executive Officer is expected to beneficially own a number of shares at least equal to five times his base salary and all other executive officers are expected to beneficially own a number of shares at least equal to two times their base salary. Similarly, within five years of the later of (a) the date a non-employee director commences service with the Company in such position (including as a result of the determination by the Board that the member has become a non-employee director) and (b) June 16, 2018, our outside directors are expected to beneficially own a number of shares at least equal to 500% of their annual director’s fee. In the event that a non-employee director or senior executive officer fails to comply with the stock ownership guidelines following the end of the applicable transition period, then until such director or officer are required to hold any shares received from equity grants until such director or executive officer has met the applicable ownership guideline. Each of our executive officers and directors was in compliance with such guidelines, as of the record date.

Anti-Hedging Policy

We prohibit the NEOs and other executives from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has an anti-hedging policy that prohibits our NEOs from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of the Company’s securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy, and borrowing against any account in which our securities are held is prohibited.

Benefits & Perquisites

Our NEOs also generally participate in our other benefit plans on the same terms as all of our other employees. These plans include employee benefit plans maintained by the Company, including the 401(k) program, the medical insurance and reimbursement program, the group term life insurance program, and the group disability program. In addition, each of the NEOs receives an automobile allowance. We do not provide any pension benefits, nonqualified defined contribution, or other deferred compensation plans for our NEOs.

2022 Risk Assessment

Each year, the Company performs a detailed risk analysis of each of its compensation programs. If warranted, the Compensation Committee will recommend changes to address concerns or considerations raised in the risk review process. Changes may be recommended for the program design or its oversight and administration in order to mitigate unreasonable risk, if any is determined to exist. The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage any employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers serve as a member of the Compensation Committee or board of directors of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”).

Section 162(m) of the Internal Revenue Code (the “Code”) generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer, the Chief Financial Officer and the next three highest compensated officers for such year and any employee who was covered under Section 162(m) of the Code in a prior year. The Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interest of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to $1 million in any taxable year if it believes that the compensation is commensurate with the performance of the covered employee.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Robert W. Drummond President & Chief Executive Officer	2022	1,000,000	—	7,213,744	2,111,250	34,623	10,359,617
	2021	940,726	—	4,999,999	1,164,585	21,681	7,126,991
	2020	896,154	—	6,469,226	560,096	23,416	7,948,892
Kenneth H. Pucheu Executive Vice President & Chief Financial Officer	2022	471,986	—	1,798,219	802,275	34,623	3,107,103
	2021	399,808	—	1,200,000	395,959	22,270	2,018,037
	2020	348,366	100,000	1,131,111	200,000	16,509	1,795,986
Kevin M. McDonald Executive Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary	2022	498,493	—	1,676,802	844,500	34,623	3,054,418
	2021	446,845	—	1,169,999	442,542	21,681	2,081,067
	2020	425,673	125,000	1,774,180	212,837	18,646	2,431,336
Matthew R. Gillard Executive Vice President & Chief Operating Officer	2022	471,986	—	1,798,219	802,275	34,302	3,106,782
	2021	168,720	—	349,000	157,191	8,312	683,223

Oladipo Iluyomade Vice President & Chief Accounting Officer	2022	248,658	—	376,192	229,736	22,674	877,260
Joe McKie President– Alamo Pressure Pumping	2022	500,006	—	530,721	250,000	13,925	1,294,652

(1)

For 2020, the amount for Mr. Pucheu reflects the payment of a special retention bonus granted in connection with the C&J Merger. For more information, see the section entitled “Compensation Discussion & Analysis — Retention Bonuses” in our 2020 definitive proxy statement filed with the SEC on April 21, 2021.

(2)

This column reflects aggregate grant date fair value of RSUs, PSUs and PUs calculated in accordance with FASB ASC 718, assuming target performance. Please see “Note 12 — Stock-Based Compensation” in our audited consolidated and combined financial statements in our annual reports on Form 10-K for the years ended December 31, 2022, December 31, 2021 and December 31, 2020 for a discussion of the assumptions used in the valuation of such awards. The grant date fair value, assuming the highest level of performance conditions were achieved for the 2022 PSUs and PUs, are as follows: Messrs. Drummond — $7,845,264; Pucheu — $1,841,174; McDonald — $1,744,614; Gillard — $1,841,174, Iluyomade — $459,836 and McKie — $634,812.

(3)	Represents amounts paid under the Company’s annual cash bonus program.

(4)	A detailed breakdown of “All Other Compensation” for 2022 is provided in the below table.

Name	Year	Subsidized Life and Disability ($)	Automobile Allowance ($)	401(k) Match ($)	Total ($)

	2022	2,023	20,400	12,200	34,623

Robert W. Drummond	2021	889	20,792	—	21,681

	2020	2,064	11,377	9,975	23,416

	2022	2,023	20,400	12,200	34,623

Kenneth H. Pucheu	2021	1,478	20,792	—	22,270

	2020	1,490	11,377	3,642	16,509

	2022	2,023	20,400	12,200	34,623

Kevin M. McDonald	2021	889	20,792	—	21,681

	2020	1,834	11,377	5,435	18,646

Matthew R. Gillard	2022	1,702	20,400	12,200	34,302

	2021	466	7,846	—	8,312

Oladipo Iluyomade	2022	1,582	9,000	12,092	22,674

Michael J. McKie	2022	1,725	—	12,200	13,925

Grants of Plan Based Awards in Fiscal Year 2022

The following table provides information about all plan-based awards granted to each NEO in 2022. The awards listed in the table were granted under the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan and are described in more detail in “Compensation Discussion and Analysis.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert W. Drummond	Cash Bonus	—	800,000	1,250,000	2,500,000	—	—	—	—	—
	PU	1/3/2022	—	—	—	135,688	339,218	678,438	—	1,404,272
	PSU	1/3/2022	—	—	—	108,550	271,375	542,750	—	2,518,360
	RSU	1/3/2022	—	—	—	—	—	—	610,596	3,291,112
Kenny H. Pucheu	Cash Bonus	—	304,000	475,000	950,000	—	—	—	—	—
	PU	1/3/2022	—	—	—	65,130	162,826	325,652	—	920,587
	RSU	1/3/2022	—	—	—	—	—	—	162,826	877,632
Kevin M. McDonald	Cash Bonus	—	320,000	500,000	1,000,000	—	—	—	—	—
	PU	1/3/2022	—	—	—	59,702	149,256	298,512	—	872,307
	RSU	1/3/2022	—	—	—	—	—	—	149,257	804,495
Matthew R. Gillard	Cash Bonus	—	304,000	475,000	950,000	—	—	—	—	—
	PU	1/3/2022	—	—	—	65,130	162,825	325,650	—	920,587
	RSU	1/3/2022	—	—	—	—	—	—	162,826	877,632
Oladipo Iluyomade	Cash Bonus	—	88,000	137,500	275,000	—	—	—	—	—
	PU	1/3/2022	—	—	—	10,855	27,137	54,274	—	229,918
	RSU	1/3/2022	—	—	—	—	—	—	27,138	146,274
Michael J. McKie	Cash Bonus	—	160,000	250,000	500,000	—	—	—	—	—
	PU	1/3/2022	—	—	—	15,830	39,575	79,150	—	317,406
	RSU	1/3/2022	—	—	—	—	—	—	39,576	213,315

(1)

The amounts in these columns represent the threshold, target and maximum amount of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of performance goals for fiscal year 2022 under the 2022 Bonus Program as more fully described in “Compensation Discussion and Analysis—2022 Annual Bonus Program.” If the threshold performance level was not met, the pool funding level would be 0%. The amounts actually paid are reported in the Non-Equity Incentive Plan column of the Summary Compensation table.

(2)

The amounts shown in these columns represent the potential number of units associated with the payout PUs for each NEO and the additional grant of PSUs for Mr. Drummond. PUs are payable solely in cash. The potential payouts are performance-based and therefore at risk. If earned, the units are converted to a greater or lesser number of units based on the attainment of relative TSR rank over the performance period, as described in “Compensation Discussion and Analysis—2022 Long-Term Incentives.” RSUs, if earned are paid in stock and PUs, if earned, are paid in cash.

(3)	Represents shares underlying time-based RSUs, which vest ratably on each of the first three anniversaries of the date of grant.

(4)

The amounts shown in this column reflect the grant date fair value of the awards as calculated in accordance with FASB ASC 718. Assumptions used in the valuation of equity-based awards are discussed in “Note 12—Stock-Based Compensation” in our audited consolidated and combined financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. With respect to PSUs and PUs the grant date value assumes target performance.

Outstanding Equity Awards at Fiscal Year End 2022

	Option Awards						Stock Unit Awards
Name		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market Value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Robert W. Drummond	1/2/2020	—	—	—	—	—	147,876	1,366,374	224,055	(4)	2,070,268

	1/4/2021	—	—	—	—	—	659,882	6,097,310	999,821	(5)	9,238,346

	1/3/2022	—	—	—	—	—	610,596	5,641,907	610,594	(6)	5,641,889

Kenneth H. Pucheu	4/5/2018	7,837	—	—	15.45	4/5/2024	—	—	—		—

	1/2/2020	—	—	—	—	—	24,646	227,729	37,343	(4)	345,049

	1/4/2021	—	—	—	—	—	158,372	1,463,357	239,957	(5)	2,217,203

	1/3/2022	—	—	—	—	—	162,826	1,504,512	162,825	(6)	1,504,532

Kevin M. McDonald	4/3/2017	80,702	—	—	19.00	4/3/2023	—	—	—		—

	3/1/2018	48,800	—	—	15.63	3/2/2024	—	—	—		—

	8/6/2018	11,885	—	—	14.17	8/6/2024	—	—	—		—

	1/2/2020	—	—	—	—	—	40,543	374,617	61,429	(4)	567,603

	1/4/2021	—	—	—	—	—	154,412	1,426,767	233,958	(5)	2,161,772

	1/3/2022	—	—	—	—	—	149,257	1,379,135	149,256	(6)	1,379,125

Matthew R. Gillard	8/16/2021	—	—	—	—	—	66,000	609,840	—		—

	1/3/2022	—	—	—	—	—	162,826	1,504,512	162,825	(6)	1,504,503

Oladipo Iluyomade	2/3/2020	—	—	—	—	—	3,696	34,151	—		—

	1/25/2021	—	—	—	—	—	13,662	126,237	—		—

	1/3/2022	—	—	—	—	—	27,138	250,755	27,137	(6)	250,746

Michael J. McKie	8/31/2021	—	—	—	—	—	13,761	127,152

	1/3/2022	—	—	—	—	—	39,576	365,682	39,575	(6)	365,673

(1)	Awards vest ratably over three years from the date of grant.

(2)

The values represented in this column have been calculated by multiplying $9.24, the closing price of our common stock on December 30, 2022, by the number of unvested shares of RSUs or PSUs and the number of units of PUs. PUs are payable solely in cash.

(3)	Awards are reflected assuming target performance.

(4)

Share-based TSR PUs granted in 2020 vest 50% based upon performance over the two years from the date of grant (January 1, 2020 to December 31, 2021) and vest 50% based upon performance after the full three year period (January 1, 2020 to December 31, 2022). Such PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(5)

Share-based TSR PUs granted in 2021 vest based upon performance over the three year period from the date of grant (January 1, 2021 to December 31, 2023). Such PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(6)

For Mr. Drummond, includes 339,219 TSR PUs (payable solely in cash) and 271,375 PSUs granted in 2022 vest based upon performance over the three-year period from the date of grant (January 1, 2022 to December 31, 2024). For all other NEOs, includes only PUs which vest based upon performance over the three-year period from the date of grant (January 1, 2022 to December 31, 2024). PU and PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

Option Exercises and Stock Vested in Fiscal Year 2022

The following table provides information about option awards and stock units that vested, and the value realized on exercise and vesting by our NEOs during 2022.

	Option Awards		Stock Unit Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Robert W. Drummond	—	—	1,092,866	5,429,135

Kenneth H. Pucheu	—	—	227,007	1,144,598

Kevin M. McDonald	—	—	288,725	1,440,837

Matthew R. Gillard	—	—	34,000	291,040

Oladipo Iluyomade	—	—	10,736	54,164

Michael J. McKie	—	—	7,089	66,424

(1)

The value in this column for the NEOs’ RSUs and PSUs that vested during 2022 has been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares that vested.

Potential Payments Upon Termination or Change in Control

The tables below describe and estimate the amounts and benefits that our NEOs (other than Mr. McKie) would have been entitled to receive upon a termination of their employment in certain circumstances or, if applicable, upon a change in control, assuming such events occurred as of December 30, 2022, the last trading day of fiscal year 2022. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. Mr. McKie’s employment term ended effective February 28, 2023, and pursuant to a severance agreement executed between Mr. McKie and the Company, Mr. McKie received (i) his 2022 annual bonus paid out at target performance in the amount of $250,000 (ii) all unvested RSUs were vested (39,881 RSUs valued at $368,500) and (iii) all unvested PUs were vested at target performance (a total of 39,575 PUs valued at $365,673). The RSUs and PUs were valued at a price per share for our common stock of $9.24, the closing price on December 30, 2022 (the “Year-End Closing Price”). The tables exclude compensation amounts accrued through December 31, 2022, that would be paid in the normal course of continued employment, such as accrued but unpaid salary, payment for accrued but unused vacation and vested account balances under our retirement plans that are generally available to all of our salaried employees. Where applicable, the information in the table uses the Year-End Closing Price. Generally, payment of severance benefits to a NEO following termination of employment is subject to the NEO’s timely execution and non-revocation of a release of claims in favor of the Company.

Robert W. Drummond
Payments and Benefits	Death or Disability	For Cause or Without Good Reason	Without Cause or for Good Reason, No Change in Control	Without Cause or for Good Reason, Upon or Following Change in Control	Change in Control, No Termination of Employment

Cash Severance(1)	—	—	$4,500,000	$6,750,000	—

Annual Bonus(2)	$1,250,000	—	$1,250,000	$1,250,000	—

Long-Term Incentives (by Grant Date)(3)(4)(5)

01/02/2020 PSU	$2,070,268	—	$2,070,268	$2,070,268	—

01/02/2020 RSU	$1,366,374	—	$1,366,374	$1,366,374	—

01/04/2021 PSU	$9,238,346	—	$9,238,346	$9,238,346	—

01/04/2021 RSU	$6,097,310	—	$6,097,310	$6,097,310	—

01/03/2022 PSU	$2,507,505	—	$2,507,505	$2,507,505	—

01/03/2022 PU	$3,134,384	—	$3,134,384	$3,134,384	—

01/03/2022 RSU	$5,641,907	—	$5,641,907	$5,641,907	—

Health Benefits(6)	—	—	$25,798	$51,595	—
Total	$32,693,166	—	$35,334,577	$37,610,374	—

(1)

Reflects severance payments in the event of a termination of Mr. Drummond’s employment without Cause or for Good Reason, in an amount equal to two times (or three times if the termination occurs within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control) the sum of (i) his annual base salary, and (ii) his target bonus for the year his termination occurs, payable over the 24-month period (or 36 months if the termination occurs within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control) following his termination.

(2)	Reflects the target annual bonus payable to Mr. Drummond for fiscal year 2022 under our 2022 Bonus Program.

(3)	Pursuant to his RSU award, Mr. Drummond’s unvested RSUs will become fully vested in the event of death, disability, or a termination of his employment without Cause or for Good Reason.

(4)

Pursuant to his PSU awards, Mr. Drummond’s unvested PSUs will become fully vested at target in the event of death or disability, or will become fully vested in the event of a termination of his employment without Cause or for Good Reason, if during the first half of the applicable performance period or during a Protected Period (as defined in his Executive Employment Agreement), assuming target performance (or if during the latter half of the applicable performance period, based on actual performance). Amounts shown above assume target performance.

(5)

Pursuant to his PU award, Mr. Drummond’s unvested PUs will become fully vested at target in the event of death or disability, or will become fully vested in the event of a termination of his employment without Cause or for Good Reason, if during the first half of the applicable performance period or during a Protected Period (as defined in his Executive Employment Agreement), assuming target performance (or if during the latter half of the applicable performance period, based on actual performance). Amounts shown above assume target performance. Based on the closing price per share of our common stock on December 30, 2022 of $9.24.

(6)

Reflects our payment for the cost of continuation health coverage for Mr. Drummond for 18 months following his termination (36 months if the termination occurs within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control).

Kenneth H. Pucheu
Payments and Benefits	Death or Disability	For Cause	Without Cause or for Good Reason, No Change in Control	Without Cause or for Good Reason during a Protected Period, Upon or Following Change in Control	Change in Control, No Termination of Employment

Cash Severance(1)	—	—	$1,425,000	$1,900,000	—

Annual Bonus(2)	$475,000	—	$475,000	$475,000	—

Long-Term Incentives (by Grant Date)(3)(4)(5)

01/02/2020 PSU	$345,049	—	$345,049	$345,049	—

01/02/2020 RSU	$227,729	—	$227,729	$227,729	—

01/04/2021 PSU	$2,217,203	—	$2,217,203	$2,217,203	—

01/04/2021 RSU	$1,463,357	—	$1,463,357	$1,463,357	—

01/03/2022 PU	$1,504,503	—	$1,504,503	$1,504,503	—

01/03/2022 RSU	$1,504,512	—	$1,504,512	$1,504,512	—

Health Benefits(6)	—	—	$17,819	$26,729	—
Total	$8,315,288	—	$8,452,847	$8,990,757	—

(1)

Reflects severance payments in the event of a termination of Mr. Pucheu’s employment without Cause or for Good Reason in an amount equal to the sum of (i) his annual base salary, and (ii) his target bonus for the year his termination occurs, times 1.5 (or two times if the termination occurs within the period beginning on the date of change in control and ending on the one-year anniversary of the change in control), payable over the 12-month period following his termination.

(2)

Reflects a lump-sum cash payment of a pro-rated portion of the annual bonus for the calendar year in which the termination occurs (based upon the number of days Mr. Pucheu was employed by the Company during the year of termination) in an amount equal to: (1) if the termination occurs on or before June 30 of the year of termination, based on the target bonus and (2) if the termination occurs on or after July 1 of the year of termination, based on the Company’s actual performance during the calendar year through the termination. In the event that the termination occurs without Cause or for Good Reason during a Protected Period (as defined in the employment agreement), the amount of such lump-sum payment will be equal to the Target Bonus for the year of termination, without proration, in either case payable on the 60th day following the Termination Date.

(3)

Pursuant to his Executive Employment Agreement, Mr. Pucheu’s unvested RSUs will become fully vested in the event of death, disability, or a termination of his employment without Cause or for Good Reason.

(4)

Pursuant to his PSU awards, Mr. Pucheu’s unvested PSUs will become fully vested at target in the event of death or disability, or will become vested, based on actual performance, in the event of a termination of his employment without Cause or for Good Reason, subject to proration under the terms of his Executive Employment Agreement. Amounts shown above assume target performance.

(5)

Pursuant to his PU award, Mr. Pucheu’s unvested PUs will become fully vested at target in the event of death or disability, or will become fully vested, based on actual performance, in the event of a termination of his employment without Cause or for Good Reason, subject to proration under the terms of his Executive Employment Agreement. Amounts shown above assume target performance. Based on the closing price per share of our common stock on December 30, 2022 of $9.24.

(6)

Reflects our payment for the cost of continuation health coverage for Mr. Pucheu for 12 months following his termination (18 months if the termination occurs within the period beginning on the date of a change in control and ending on the one-year anniversary of the change in control).

Kevin M. McDonald
Payments and Benefits	Death or Disability	For Cause or Without Good Reason	Without Cause or for Good Reason, No Change in Control	Without Cause or for Good Reason, Upon or Following Change in Control	Change in Control, No Termination of Employment

Cash Severance(1)	—	—	$2,000,000	$3,000,000	—

Annual Bonus(2)	$500,000	—	$500,000	$500,000	—

Long-Term Incentives (by Grant Date)(3)(4)(5)

01/02/2020 PSU	$567,604	—	$567,604	$567,604	—

01/02/2020 RSU	$374,617	—	$374,617	$374,617	—

01/04/2021 PSU	$2,161,772	—	$2,161,772	$2,161,772	—

01/04/2021 RSU	$1,426,767	—	$1,426,767	$1,426,767	—

01/03/2022 PU	$1,379,125	—	$1,379,125	$1,379,125	—

01/03/2022 RSU	$1,379,135	—	$1,379,135	$1,379,135	—

Health Benefits(6)	—	—	$30,981	$61,962	—
Total	$8,534,311	—	$9,371,164	$10,402,145	—

(1)

Reflects severance payments in the event of a termination of Mr. McDonald’s employment without Cause or for Good Reason, in an amount equal to two times (or three times if the termination occurs within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control) the sum of (i) his annual base salary, and (ii) his target bonus for the year his termination occurs, payable in a lump sum on the 60th day following the Termination Date.

(2)	Reflects the target annual bonus payable to Mr. McDonald for fiscal year 2022 under our 2022 Bonus Program.

(3)

Pursuant to his Executive Employment Agreement, Mr. McDonald’s unvested RSUs will become fully vested in the event of death, disability, or a termination of his employment without Cause or for Good Reason.

(4)

Pursuant to his Executive Employment Agreement, Mr. McDonald’s unvested PSUs will become fully vested at target in the event of a termination of his employment due to death or disability, or will become fully vested in the event of a termination of his employment without Cause or for Good Reason, if during the first half of the applicable performance period or during a Protected Period (as defined in his Executive Employment Agreement), assuming target performance (or if during the latter half of the applicable performance period, based on actual performance). Amounts shown above assume target performance.

(5)

Pursuant to his Executive Employment Agreement, Mr. McDonald’s unvested PUs will become fully vested at target in the event of a termination of his employment due to death or disability, or will become fully vested in the event of a termination of his employment without Cause or for Good Reason, if during the first half of the applicable performance period or during a Protected Period (as defined in his Executive Employment Agreement), assuming target performance (or if during the latter half of the applicable performance period, based on actual performance). Amounts shown above assume target performance. Based on the closing price per share of our common stock on December 30, 2022 of $9.24.

(6)

Reflects our payment for the cost of continuation health coverage for Mr. McDonald for 18 months following his termination (36 months if the termination occurs within the period beginning 30 days prior to a change in control and ending on the two-year anniversary of the change in control).

Matthew R. Gillard
Payments and Benefits	Death or Disability	For Cause or Without Good Reason	Without Cause, No Change in Control	Without Cause, Upon or Following Change in Control	Change in Control, No Termination of Employment

Cash Severance(1)	—	—	$1,425,000	$1,900,000	—

Annual Bonus(2)	$475,000	—	$475,000	$475,000	—

Long-Term Incentives (by Grant Date)(3)(4)

08/16/2021 RSU (66,000)	$609,840	—	$609,840	$609,840	—

01/03/2022 PU (162,825)	$1,504,503		$1,504,503	$1,504,503

01/03/2022 RSU (162,826)	$1,504,512		$1,504,512	$1,504,512

Health Benefits(5)				$17,198	$25,798
Total	$4,093,855	—	$5,536,053	$6,019,653	—

(1)

Reflects severance payments in the event of a termination of Mr. Gillard’s employment without Cause or for Good Reason, in an amount equal to 1.5 times (or two times if the termination occurs within the one year following a change in control) the sum of (i) his annual base salary, and (ii) his target bonus for the year his termination occurs, payable in equal installments over a 12 month period starting on the 60th day following the Termination Date, pursuant to the NexTier Oilfield Solutions Inc. Leadership Severance Program (the “Severance Program”).

(2)

Reflects the target annual bonus payable to Mr. Gillard for fiscal year 2022 under our 2022 Bonus Program. The Annual Bonus would be pro-rated at target performance to reflect days worked in the event of termination due to death or disability or a termination without Cause or for Good Reason and the annual bonus would be paid at target if termination occurred within the one year period of a change in control, pursuant to the Severance Program.

(3)

Mr. Gillard’s unvested RSUs will become fully vested following a termination due to death, disability, or a termination of his employment without Cause or upon a change in control without Cause or for Good Reason.

(4)

Reflects unvested PU’s valued at target performance. Pursuant to the Severance Program, Mr. Gillard’s unvested PUs will become (i) vested at actual performance in the event of a termination of his employment due to death or disability, or (ii) fully vested and paid at actual performance in the event of a termination of his employment without Cause or for Good Reason, or (iii) fully vested at target performance or actual performance (whichever is better) in the event of a termination of his employment due to a change in control without Cause or for Good Reason. Based on the closing price per share of our common stock on December 30, 2022 of $9.24.

(5)

Reflects our payment for the cost of continuation health coverage for Mr. Gillard for 12 months following his termination (18 months if the termination occurs within the one-year period following a change in control).

Oladipo Iluyomade
Payments and Benefits	Death or Disability	For Cause or Without Good Reason	Without Cause, No Change in Control	Without Cause, Upon or Following Change in Control	Change in Control, No Termination of Employment

Cash Severance(1)	—		$750,000	$1,000,000	—

Annual Bonus(2)	$250,000		$250,000	$250,000	—

Long-Term Incentives (by Grant Date)(3)(4)

02/03/2020 RSU	$34,151	—	$34,151	$34,151	—

01/25/2021 RSU	$126,237	—	$126,237	$126,237	—

01/03/2022 PU	$250,746	—	$250,746	$250,746	—

01/03/2022 RSU	$250,755	—	$250,755	$250,755	—

Health Benefits(5)			$14,632	$21,948
Total	$661,143	—	$1,676,521	$1,933,837	—

(1)

Reflects severance payments in the event of a termination of Mr. Iluyomade’s employment without Cause or for Good Reason, in an amount equal to 1.5 times (or two times if the termination occurs within the one year following a change in control) the sum of (i) his annual base salary, and (ii) his target bonus for the year his termination occurs, payable in equal installments over a 12 month period starting on the 60th day following the Termination Date, pursuant to the Severance Program.

(2)

Reflects the target annual bonus payable to Mr. Iluyomade for fiscal year 2022 under our 2022 Bonus Program. The Annual Bonus would be pro-rated at target performance to reflect days worked in the event of termination due to death or disability or a termination without Cause or for Good Reason and the annual bonus would be paid at target if termination occurred within the one year period of a change in control, pursuant to the Severance Program.

(3)

Mr. Iluyomade’s unvested RSUs will become fully vested following a termination due to death, disability, or a termination of his employment without Cause or upon a change in control without Cause or for Good Reason.

(4)

Reflect unvested PU’s valued at target performance. Pursuant to the Severance Program, Mr. Iluyomade’s unvested PUs will become (i) vested at actual performance in the event of a termination of his employment due to death or disability, or (ii) fully vested and paid at actual performance in the event of a termination of his employment without Cause or for Good Reason, or (iii) fully vested at target performance or actual performance (whichever is better) in the event of a termination of his employment due to a change in control without Cause or for Good Reason. Based on the closing price per share of our common stock on December 30, 2022 of $9.24.

(6)

Reflects our payment for the cost of continuation health coverage for Mr. Iluyomade for 12 months following his termination (18 months if the termination occurs within the one-year period following a change in control).

CEO Pay Ratio

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we are providing the following information about the relationship of our Chief Executive Officer’s compensation to the compensation of an identified median employee. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization. We believe our compensation philosophy and process yield an equitable result, and our ratio is as follows for 2022:

•

the total compensation of our median employee was $122,035, as calculated pursuant to the same methodology as that used to determine pay for our Chief Executive Officer in the Summary Compensation Table.

•	the total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $10,347,512.

•	the ratio of our Chief Executive Officer’s total compensation to the median employee total compensation was 86.79 to 1.

For the 2022 median employee determination, we did not exclude any of our employees, other than 51 employees located in Canada, or make any cost-of-living adjustments. To identify our median employee, we compared the 2022 annual total earnings (as such term is used in our payroll system for Federal Income Tax purposes) paid to each our employees, all of which were based in the United States. We had 4,216 such employees as of December 31, 2022. Similar to our Chief Executive Officer, each of our employees enjoys a comprehensive compensation and benefits package that we determine by benchmarking to market practices.

We believe the pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology used. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies—including companies in our peer group—may not be comparable to the pay ratio reported above. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company use the pay ratio measure in making compensation decisions.

Pay vs. Performance Comparison
In accordance with the Dodd-Frank Wall Street Reform and Consumer
P
rotection
Act
and applicable SEC rules, the following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC rules, for fiscal years 2022, 2021 and 2020. For more information about how our executive compensation program is designed to link a substantial portion of our NEOs’ realized compensation to the achievement of financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments, refer to our CD&A above.

Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)	Value of initial fixed $100 investment based on:		Stated in thousands
					Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income/ (Loss) ($) (6)	Adjusted EBITDA ($) (7)

2022	10,359,617	32,357,272	2,288,043	5,023,217	137.91	112.94	314,969	656,830

2021	7,126,991	10,653,090	1,389,533	1,885,751	52.99	69.90	(119,423)	113,962

2020	7,948,892	4,613,785	2,283,536	1,715,633	51.34	57.70	(346,883)	78,976

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Drummond, in the Summary Compensation Table (“SCT”) for fiscal years 2022, 2021 and 2020.

(2)
The dollar amounts reported represent the amount of compensation actually paid (as used and required to be computed in accordance with SEC rules, “CAP”). The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year. The following additions/(deductions) were applied to total compensation as reported in the Summary Compensation Table in determining compensation actually paid with respect to our CEO and, on average, our other NEOs:

(3)
The dollar amounts reflect the average total compensation for our NEOs, other than our CEO, reported in the “Total” column of the SCT. For 2021, reflects average total compensation for Messrs. Pucheu, McDonald and Gillard, as well as Mr. Henkes and
Ms. Ngo-Burns,
our Senior Vice President, Operations and former Chief Accounting Officer, respectively. For 2020, reflects average total compensation for Messrs. Pucheu and McDonald, as well as Messrs. Henkes, Vaclavik and Powell, our Senior Vice President, Operations; former Senior Vice President, Chief Commercial Officer; and former Executive Vice President & Chief Integration Officer, respectively.

(4)	Reflects cumulative total shareholder return of the Company, as of December 31, 2022, 2021 and 2020, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
Reflects cumulative total shareholder return of the PHLX Oil Service Sector Index (the “OSX”), as of December 31, 2022, 2021 and 2020. The OSX is the peer group used by NexTier for purposes of Item 201(e)(1(ii) of Regulation
S-K
under the Exchange Act in NexTier’s Annual Report on Form
10-K
for the year ended December 31, 2022.

(6)	Reflects net income (loss) as shown in NexTier’s Annual Report on Form 10-K for the years ended December 31, 2022, 2021 and 2020.

(7)	Reflects Adjusted EBITDA (as defined and used in our CD&A above), the Company-selected measure for 2022. For a reconciliation of net income to adjusted EBITDA, see Appendix B.

	CEO ($)			Average NEO Excluding CEO ($)
	2022	2021	2020	2022	2021	2020

Total Compensation from SCT	10,359,617	7,126,991	7,948,892	2,288,043	1,389,533	2,283,536

Equity Award Adjustments:

Grant date values in SCT	(7,213,744)	(4,999,999)	(6,469,226)	(1,236,031)	(753,799)	(960,544)

Year-end fair value of awards granted during the year that remain unvested at year end

RSU	5,641,907	3,549,365	1,541,495	1,000,919	556,553	312,925

PSU	3,972,930	5,299,051	3,150,770	—	724,910	429,511

PU	2,540,087	—	—	1,213,929	—	—

Stock Option	—	—	—	—	—	—

Change in fair value of awards granted in prior years and vested during the year

RSU	752,290	97,522	(1,032,654)	118,478	18,553	(402,411)

PSU	(957)	—	—	3,067	—	—

PU	—	—	—	—	—	—

Stock Option	—	—	—	—	(4,752)	(41,238)

Vesting date fair value of awards granted and vested during the year

RSU	—	—	—	—	—	59,463

PSU	—	—	—	—	—	59,463

PU	—	—	—	—	—	—

Stock Option	—	—	—	—	—	—

Change in fair value of awards granted in prior years that remain unvested at year end

RSU	4,596,143	41,398	(525,492)	540,655	6,349	(21,619)

PSU	11,708,999	(461,238)	—	1,094,157	(51,596)	—

PU	—	—	—	—	—	—

Stock Option	—	—	—	—	—	(3,453)

Compensation Actually Paid	32,357,272	10,653,090	4,613,785	5,023,217	1,885,751	1,715,633

Pay for Performance Alignment
The three most important financial performance measures used by our Compensation Committee to link CAP to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to company performance is set forth below. The role of each of these performance measures in determining our NEOs’ compensation is discussed in the CD&A above.
Adjusted EBITDA
Free Cash Flow
Total Shareholder Return
The following graphs illustrate that CAP over the three-year period ended December 31, 2022 aligns to trends in NexTier’s TSR, net income (loss) and Adjusted EBITDA performance over the same period. In addition, the chart titled “CAP vs. Total Shareholder Return (NEX and OSX)” illustrates that NexTier’s TSR over this three-year period aligns closely with the TSR for the OSX over the same period. For 2022, CAP was primarily impacted by NexTier’s share price appreciation of 160% during the year.

Proposal 4. Approval of the Amendment and Restatement of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan.

The Board of Directors recommends that you vote “FOR” this proposal.

The use of equity-based awards has been a key component of our compensation program. The ability to grant equity-based compensation awards is critical to attract, retain and motivate our officers, key employees, consultants and directors and to continue to align the interests of participants to those of the Company’s stockholders.

We are asking stockholders to approve the amendment and restatement of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan (the “Equity Plan”). On April 18, 2023, our Board of Directors (the “Board”) approved the amendment and restatement of the Equity Plan, subject to stockholder approval at the annual meeting. The amended and restated Equity Plan will become effective on the day of the annual meeting, assuming approval of this Proposal 4 by our stockholders.

Summary of Material Amendments

Increase in Share Reserve. If approved by the stockholders, the Equity Plan will be amended to provide for an increase of 10,000,000 shares of common stock available for issuance under the Equity Plan. As of January 31, 2023, approximately 3,184,335 shares remained available for issuance under the Equity Plan. The Board has determined that approval of the amendment to the Equity Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards going forward. We believe that the requested increase will be sufficient for at least three year’s worth of equity-based grants under our current compensation program. The Compensation Committee of the Board (the “Compensation Committee”) will continue to evaluate equity needs in the context of the business, market volatility and broader compensation program in the future.

Minimum Vesting Period. If approved by the stockholders, the Equity Plan will be amended to provide that awards granted under the Equity Plan will have a minimum vesting period and/or performance period of one year from the date of grant, provided that up to an aggregate of 5% of the number of shares available for issuance under the Equity Plan may be granted without regard to the one-year vesting requirement.

Change in Control. If approved by the stockholders, the Equity Plan will be amended to provide that, unless otherwise provided in an award agreement or other agreement, upon a change in control of the Company: (i) any outstanding stock option, stock appreciation rights (“SARs”), restricted stock and restricted stock units will vest as of or immediately prior to the change in control if such award is not assumed, continued or replaced with a “replacement award”; (ii) if the participant receives a replacement award in connection with a change in control, and the participant’s employment is terminated without cause within one year following the consummation of a change in control, (A) outstanding stock options, SARs, restricted stock and restricted stock units held by such participant will vest on the participant’s termination date and (B) outstanding performance awards, stock payments, deferred stock and other awards subject to performance criteria will be deemed achieved at the greater of 100% target performance and actual performance through the participant’s termination date extrapolated through the end of the performance period, and all other terms and conditions will be deemed met as of the participant’s termination date. “Replacement award” means an award (a) of the same type (e.g., option, restricted stock unit, etc.) as the award, (b) that has a value at least equal to the value of the award, (c) that relates to publicly traded equity securities of the Company or its successor or is payable solely in cash, and (d) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the award. With respect to awards that are subject to performance objectives, the Committee may, in its sole discretion, provide that any such award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) or may make necessary and appropriate adjustments in the performance objectives.

Summary of Stockholder Vote Ramifications. A simple majority of the votes cast is required to approve this proposal. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, will vote for the proposal. If this Proposal 4 is not approved, the amendments to the Equity Plan will not become effective, the existing Equity Plan will continue in full force and effect, and we may continue to grant awards under the Equity Plan, subject to its terms, conditions and limitations, using the shares of our common stock available for issuance thereunder.

The closing stock price of a common share reported on the NYSE on April 17, 2023, our record date, was $8.39 per share. The full text of the amended and restated Equity Plan that stockholders are being asked to approve is attached as Appendix A to this proxy statement.

Background and Purpose to Increase the Share Reserve

In October 2019 in connection with our merger transaction (the “Merger”) with C&J Energy Services, Inc. (“C&J”), a publicly traded Delaware corporation., the Keane Group, Inc. Equity and Incentive Award Plan, which was originally approved by stockholders in 2017, was amended and restated as the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan. Also, as part of the Merger, the Company assumed the C&J equity incentive plan, and amended and restated that plan under the name “NexTier Oilfield Solutions Inc. (Former C&J Energy) Management Incentive Plan” (the “C&J Plan”, and collectively with the Equity Plan, the “Plans”). However, legacy Keane employees are not eligible participants under the C&J Plan. After the integration and internal reorganization that the Company did in 2020, it was decided that going forward the Equity Plan would be the Company’s primary plan under which to grant equity incentive awards to all of the Company’s directors and employees. The C&J Plan will be maintained to support the currently granted awards under the C&J Plan, but there have been no awards granted under the C&J Plan since 2021. The Equity Plan and the C&J Plan are the only Company equity plans from which shares remain available for future grants.

As of January 31, 2023, without giving effect to the amendments to be approved by this Proposal 4, the Equity Plan had 3,184,335 shares remaining available for future grant and the C&J Plan had 680,351 shares remaining available for future grant; for an aggregate of 3,864,686 shares of common stock available for future award. The Compensation Committee and the Board itself considers this number of shares under the Equity Plan to be inadequate to achieve the stated purpose of the Equity Plan in the future; namely, to promote the long-term financial interests of the Company by: (i) encouraging directors, officers and employees of the Company to acquire an ownership position in the Company; (ii) enhancing the ability of the Company to attract and retain directors, officers and key employees of outstanding ability; and (iii) providing directors, officers and key employees with an interest in the Company aligned with that of the Company’s stockholders.

NexTier is committed to effectively managing its employee equity compensation programs in light of potential stockholder dilution. For this reason, in administering our equity compensation program, we consider both our “burn rate” and our “overhang” in evaluating the impact of the program on our stockholders. We define “burn rate” as the number of equity awards granted during the fiscal year, divided by the number of weighted average shares of common stock outstanding. The burn rate measures the potential dilutive effect of our equity grants. We define “total overhang” as the stock options outstanding but not exercised and outstanding full value awards (which include restricted stock units, performance shares at maximum and similar awards), plus equity awards available to be granted, divided by the total shares of common stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards plus shares available for grant under our Plans.

We endeavor to ensure that our burn rate and overhang are managed to levels comparable to our compensation peer group, and within the limits recommended by certain independent stockholder advisory groups. Our burn rate (number of shares granted, without excluding forfeited or canceled awards and including performance shares at maximum) of 1.41% for fiscal year 2022 aligns with the peer 50th percentile, while the three-year average burn rate of 2.7% is near the 75th percentile. The 10,000,000 proposed share request, plus the 3,864,686 shares currently available for issuance under the Plans as of January 31, 2023, results in a total basic share capital dilution of 10.0%, approximating the 75th percentile of our compensation peer group. A description of our peer group companies is included in the “Compensation Discussion and Analysis” section of this proxy statement. The Company’s depressed stock price in 2020 and 2021, and the grant of equity in connection with recent mergers and acquisitions activity, has led to a faster than normal burn rate of available shares under the Equity Plan. Based upon the Company’s current stock price and current equity incentive compensation mix, we anticipate that this share reserve will provide sufficient shares for an additional three or more years of equity awards.

Accordingly, the Board believes that the request for an additional 10,000,000 shares in the Equity Plan is reasonable and prudent to allow us to replenish our share usage from previous fiscal years, to continue our current granting practices in the future and to be able to attract and retain highly-qualified persons to serve as officers, non-employee directors and key employees of the Company and/or its affiliates and to align their interests more closely with the interests of the Company’s stockholders, as well as provide incentives and reward opportunities designed to enhance the profitable growth of the Company.

Reasons for Seeking Stockholder Approval

The Equity Plan provides for long-term compensation and incentive opportunities for directors, executives and key employees of the Company and its subsidiaries. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as restricted stock unit and performance restricted stock unit grants are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.

Stockholder approval of the amendment and restatement of the Equity Plan is required under the rules of the NYSE applicable to the Company. If the amended and restated Equity Plan is not approved, the amendments to the Equity Plan will not go into effect. Awards may continue to be made under the Equity Plan in accordance with its terms as they existed prior to the proposed amendments to the Equity Plan until the shares remaining for awards under the Equity Plan are exhausted.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Plans as of December 31, 2022.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))

Equity compensation plans approved by security holders	11,750,946	$17.21	5,469,745

Equity compensation plans not approved by security holders(2)	1,546,709	$24.78	525,538

Total	13,297,655	$20.48	5,995,283

(1)	The weighted average price does not take into account shares issuable upon the vesting of outstanding performance stock units or restricted stock units, which have no exercise price.

(2)	Consists of shares issuable under our C&J Plan.

Summary of the Equity Plan (as Proposed to be Amended and Restated)

The following summary describes briefly the principal features of the Equity Plan (as proposed to be amended and restated). This general description of the Equity Plan is qualified in its entirety by reference to the copy of the Equity Plan (as amended and restated) attached hereto as Appendix A.

Securities Subject to the Equity Plan.	A maximum of 36,990,323 shares of our common stock may be issued or transferred pursuant to awards under the Equity Plan. The number of shares of our common stock available under the Equity Plan will be reduced by one share for each share issued under an award. The shares of our common stock covered by the Equity Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market. In the event of any termination, expiration, lapse or forfeiture of an award, any shares subject to the award will again be made available for future grants under the Equity Plan. Any shares of restricted stock repurchased by the Company at the same price paid for such shares will be made available for issuance again under the Equity Plan.

Eligibility.	Approximately 4,290 employees, consultants and ten non-employee directors are eligible to receive awards under the Equity Plan.

Awards under the Equity Plan.	The Equity Plan provides that the administrator may grant or issue stock options, which may be non-qualified stock options (“NQSOs”) or, solely to eligible employees, incentive stock options designed to comply with the applicable provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), SARs, restricted stock, restricted stock units, deferred stock, performance awards and stock payments, or any combination thereof. The terms and conditions of each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

Award Limits.	The Equity Plan provides that the maximum aggregate number of shares of common stock subject to all awards granted to any one employee or consultant in any calendar year, as adjusted, would be 10% of the authorized shares. The maximum aggregate number of shares of common stock subject to all awards granted to any one non-employee director in any calendar year, as adjusted, would be 150,000. The maximum amount of any performance award granted to a Participant for any calendar year that is payable solely in cash is $5,000,000.

Vesting and Exercise of Awards.

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award may accelerate. Awards granted under the Equity Plan have a minimum vesting period and/or performance period of one year from the date of grant, provided that up to an aggregate of 5% of the number of shares available for issuance under the Equity Plan may be granted without regard to the one-year vesting requirement.

No portion of an award which is not vested at the participant’s termination of employment, termination of directorship or termination of consulting relationship, as applicable, will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award. Awards granted under the Equity Plan have a minimum vesting period and/or performance period of one year from the date of grant, provided that up to an aggregate of 5% of the number of shares available for issuance under the Equity Plan may be granted without regard to the one-year vesting requirement.

Transferability of Awards.	Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may be transferred without consideration to certain family members and trusts with the administrator’s consent. Awards may be exercised, during the lifetime of the participant, only by the participant or such permitted transferee.

Forfeiture and Claw-Back Provisions.	In the event (i) a participant terminates service with the company prior to a specified date or within a specified time following receipt or exercise of the award, (ii) the company terminates the participant’s service for “cause,” or (iii) the participant engages in certain competitive activities with the company, the administrator has the right to require the participant to repay any proceeds, gains or other economic benefit actually or constructively received by the participant or to terminate the award. In addition, all awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant) may be subject to the provisions of any claw-back policy implemented by the company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Equity Plan Benefits.	The future benefits that will be received under the Equity Plan by our current directors, executive officers and all eligible employees are not currently determinable.

Adjustments for Stock Splits, Recapitalizations, Mergers and Equity Restructurings.	In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off or other transaction that affects our common stock, the Equity Plan will be equitably adjusted, including the number of available shares, in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan or with respect to any award.

Administration of the Equity Plan.	The Compensation Committee is the administrator of the Equity Plan. Subject to certain limitations, the Compensation Committee may delegate its authority to grant awards to one or more committees consisting of one or more members of the Board or one or more of our officers.

Change in Control

In the event of any change in control in which awards of stock options, SARs, restricted stock and restricted stock units are not assumed, continued or replaced with a replacement award, such awards will be subject to accelerated vesting immediately prior to the change in control.

In the event of any change in control in which awards are replaced with a replacement award, the awards will be subject to accelerated vesting in the event of the participant’s termination of without cause within one year after the change in control. With respect to outstanding performance awards, stock payments, deferred stock and other awards subject to performance criteria, achievement of the applicable performance criteria will be deemed achieved at the greater of target performance and actual performance through the participant’s termination date extrapolated through the end of the performance period.

Amendment and Termination of the Equity Plan.

Our Board and the Compensation Committee may amend the Equity Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the market or stock exchange on which our common stock is at the time primarily traded. Additionally, stockholder approval will be specifically required to increase the maximum number of shares of our common stock which may be issued under the Equity Plan, change the eligibility requirements or decrease the exercise price of any outstanding option or stock appreciation right granted under the Equity Plan. The Board and the Compensation Committee may amend the terms of any award theretofore granted, prospectively or retroactively, however, except as otherwise provided in the Equity Plan, no such amendment will, without the consent of the participant, alter or impair any rights of the participant under such award without the consent of the participant unless the award itself otherwise expressly so provides. Our Board and the Compensation Committee may suspend or terminate the Equity Plan at any time. However, in no event may an award be granted pursuant to the Equity Plan on or after the tenth anniversary of the effective date of the Equity Plan.

Prohibition on Repricing.	Except in connection with a corporate transaction involving the Company (including, without limitation, any stock distribution, stock split, extraordinary cash distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the administrator will not, without the approval of the stockholders, authorize the amendment of any outstanding award to reduce its price per share, including any amendment to reduce the exercise price per share of outstanding options or SARs.

New Plan Benefits	The dollar value and number of awards to be granted in the future to eligible participants under the Equity Plan are generally not currently determinable because the value and number of such awards are subject to the discretion of the Compensation Committee.

United States Federal Income Tax Aspects of the Equity Plan

Incentive Stock Options.

Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised, collectively, the holding period. In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-Qualified Stock Options and Stock Appreciation Rights.

As a general rule, no federal income tax is imposed on the optionee upon the grant of a NQSO such as those under the Equity Plan (whether or not including a SAR), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a NQSO, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a SAR, if the optionee receives the appreciation in the SAR, the cash is compensation income taxable to the optionee; if the optionee receives the appreciation in the form of stock, the difference between the fair market value of the stock and any amount paid by the optionee for the stock is taxable to the optionee. Upon the exercise of a NQSO or a SAR, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a NQSO or a SAR, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a SAR are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse.

Restricted Stock and Restricted Stock Units.

The recipient of an award of restricted stock or restricted stock units will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by us. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made no later than thirty days after the grant of the restricted stock award and is irrevocable.

Performance Awards, Deferred Stock and Stock Payments.

An individual who has been granted a performance award, deferred stock or a stock payment generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a performance award, deferred stock or a stock payment is paid in cash or shares of common stock, the individual will have taxable compensation, and subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the performance award, deferred stock or a stock payment is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award, deferred stock or a stock payment prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by us.

Section 162(m) of the Code.

Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer, chief financial officer or any of its three other highest paid officers, and any individual classified as a “covered employee” for purposes of Section 162(m) in a prior year.

Section 409A of the Code.

Section 409A of the Code generally provides that any non-qualified deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the holder of the deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a violation of Section 409A of the Code, nonqualified deferred compensation amounts may only be paid out on a separation from service, disability, death, change-in-control, an unforeseen emergency (other than death) or a specified time (all as defined under Section 409A of the Code). Furthermore, an election to defer compensation must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and the imposition of the excise tax. It is our intention that no award under the Equity Plan be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Compensation Committee determines otherwise. The terms and conditions governing any awards that the Compensation Committee determines will be subject to Section 409A of the Code will be set forth in an award agreement that will be drafted with the intent to comply with Section 409A of the Code.

The Equity Plan is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the Equity Plan. No consideration has been given to the effects of state, local or other tax laws on the Equity Plan or award recipients.

Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe that the Equity Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Other Information

Share Ownership

As of the Record Date, there were 230,495,423 shares of common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by:

•	each person who is known by us to beneficially own 5% or more of our outstanding shares of capital stock;

•	each member of our Board;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the address for each 5% stockholder, director and executive officer listed below is c/o NexTier Oilfield Solutions Inc., 3990 Rogerdale Road, Houston, Texas 77042.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Outstanding

5% Stockholders:

Keane Investor Holdings LLC(1)	32,330,828	14.0%

THRC Management, LLC(2)	21,499,302	9.3%

The Vanguard Group(3)	20,822,567	9.0%

BlackRock Inc.(4)	13,124,214	5.7%

FMR LLC(5)	12,947,857	5.6%

Directors and Named Executive Officers:

Robert W. Drummond(6)	1,778,252	*

Lesley S. Beyer	4,806	*

Stuart M. Brightman	153,541	*

Gary M. Halverson	154,874	*

Patrick M. Murray	193,190	*

Amy H. Nelson	148,033	*

Melvin G. Riggs	143,495	*

Bernardo J. Rodriguez	28,884	*

Michael Roemer	155,760	*

James C. Stewart(7)	2,100,597	*

Scott R. Wille	—	*

Kenneth H. Pucheu(8)	240,740	*

Kevin M. McDonald(9)	490,245	*

Matthew R. Gillard(10)	66,500	*

Oladipo Ilyuomade(11)	11,547	*

Michael J. McKie(12)	500,000	*

All directors and current executive officers as a group (15 persons)	5,670,464	2.5%

*	Represents less than 1%.

(1)

The information contained in the table and this footnote is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023, by Keane Investor. The filing indicates that as of December 31, 2022, Keane Investor reported that it had sole voting and dispositive power for 32,330,828 shares. The address for Keane Investor and Mr. Wille is c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, New York 10022. Keane Investor is held by a private investor group, including affiliates of Cerberus and certain current members of management. Mr. Wille is affiliated with Cerberus and therefore has an indirect economic interest in the shares held by Keane Investor.

(2)

The information contained in the table and this footnote is based solely on a Schedule 13D/A filed jointly with the SEC on June 30, 2022, by Dan Wilks, THRC Management, LLC and THRC Holdings, LP (collectively, the “Reporting Persons”). The filing indicates that as of June 17, 2022, the Reporting Persons reported that they had shared voting and dispositive power for 21,499,302 shares. The address for each of the reporting persons is 17018 IH 20, Cisco, TX 76437.

(3)

The information contained in the table and this footnote is based solely on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group. The filing indicates that as of December 30, 2022, The Vanguard Group reported that it had shared voting power for 304,203 shares, sole dispositive power for 20,355,953 shares and shared dispositive power for 466,614 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information contained in the table and this footnote is based solely on a Schedule 13G filed with the SEC on February 3, 2023, by BlackRock Inc. The filing indicates that as of December 31, 2022, BlackRock, Inc. reported that it had sole voting power for 12,703,307shares and sole dispositive power for 13,124,214 shares. The address for The BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.

(5)

The information contained in the table and this footnote is based solely on a Schedule 13G filed with the SEC on February 9, 2023, by FMR LLC. The filing indicates that as of December 31, 2022, FMR LLC reported that (i) FMR had sole voting power over 12,944,715 shares and sole dispositive power for 12,947,857 shares; (ii) FMR LLC’s shareholders are party to a shareholders’ voting agreement; and (iii) that Abigail P. Johnson had sole dispositive power for 12,947,857 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)	Does not include (i) 1,532,156 shares underlying performance based RSUs and (ii) 993,894 shares of restricted stock that do not have voting rights.

(7)	Includes 209,809 stock options exercisable within 60 days. Mr. Stewart has pledged 1,600,000 shares of our common stock as collateral for an asset-based loan.

(8)

Includes 7,837 stock options exercisable within 60 days. Does not include (i) 313,025 shares underlying performance based RSUs and (ii) 259,719 shares of restricted stock that do not have voting rights.

(9)

Includes 60,685 stock options exercisable within 60 days. Does not include (i) 296,588 shares underlying performance based RSUs and (ii) 238,346 shares of restricted stock that do not have voting rights.

(10)	Does not include (i) 73,068 shares underlying performance based RSUs and (ii) 246,533 shares of restricted stock that do not have voting rights.

(11)	Does not include (i) 13,048 shares underlying performance based RSUs and (ii) 37,790 shares of restricted stock that do not have voting rights.

(12)	Does not include 39,881 shares underlying RSUs that do not have voting rights.

Related Person and Related Party Transactions

Certain Related Person and Related Party Transactions

We paid Cerberus Operations & Advising Company LLC (“Cerberus”) and its affiliates (collectively “COAC”), fees totaling approximately $0.5 million during 2022 for consulting services provided in connection with improving the Company’s operations and information technology services, including ongoing support, development, and maintenance. We may retain COAC to provide similar services in the future. This amount includes fees paid to Cerberus pursuant to a services agreement with respect to Mr. Wille in consideration for his service on the Board. Mr. Wille is an employee of Cerberus, and funds managed by one or more affiliates of Cerberus indirectly own a substantial portion of our equity through their ownership of Keane Investor Holdings LLC.

As part of the acquisition of Alamo, the Company agreed to provide post-closing in-kind services to Alamo Frac Holdings, LLC (“Alamo Frac Holdings”), valued by the Company at $30 million in the aggregate. In addition, pursuant to an earnout agreement entered in connection with the acquisition of Alamo (the “Earnout Agreement”), based on the achievement of certain performance criteria, the Company has agreed with Alamo Frac Holdings, to cumulative Earnout Payments of $73.8 million, of which $33.4 million has been paid as of December 31, 2022. The Company expects to pay the additional $40.4 million in 2023. Mr. McKie, an executive officer until June 6, 2022 indirectly owned 20% of the equity interests of Alamo Frac Holdings at the time of the acquisition of Alamo. During the year ended December 31, 2022, the

Company provided in-kind services to Alamo Frac Holdings valued at $4.4 million. The Company has a remaining customer contract liability related to these services of $19.4 million as of December 31, 2022.

Policy and Procedures for the Review, Approval or Ratification of Related Party Transactions

Our Board has adopted a written policy (the “Related Party Policy”) and procedures for the review, approval or ratification of “Related Party Transactions” by the independent members of the Audit Committee. For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any Related Party (as defined herein) has or will have a direct or indirect material interest.

The Related Party Policy defines “Related Party” as any person who is, or, at any time since the beginning of the Company’s last fiscal year, was (1) an executive officer, director or nominee for election as a director of the Company or any of its subsidiaries, (2) a person with greater than 5% beneficial interest in the Company, (3) an immediate family member of any of the individuals or entities identified in (1) or (2) of this paragraph, and (4) any firm, corporation or other entity in which any of the foregoing individuals or entities is employed or is a general partner or principal or in a similar position or in which such person or entity has a 5% or greater beneficial interest. Immediate family members (each, a “Family Member”) includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home, other than a tenant or employee.

Prior to the Company entering into any Related Party Transaction, such Related Party Transaction will be reported to our General Counsel. Our General Counsel will conduct an investigation and evaluation of the Related Party Transaction and will report his or her findings to the Audit Committee, including a summary of material facts. The Audit Committee will review the material facts of all Related Party Transactions which require the Audit Committee’s approval and either approve or disapprove of the Related Party Transaction, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit Committee and it is not possible to convene a meeting of the Audit Committee, then the chairman of the Audit Committee will consider whether the Related Party Transaction is appropriate and, if it is, will approve the Related Party Transaction, with the Audit Committee being asked to ratify the Related Party Transaction at the next regularly scheduled meeting of the Audit Committee. In the event the Audit Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee, or its chairman, as applicable, will consider all factors it deems appropriate, including the factors listed below in “—Review Criteria.”

Entering into a Related Party Transaction without the approval or ratification required by the terms of the Related Party Policy is prohibited and a violation of such policy. In the event the Company’s directors, executive officers or Chief Accounting Officer become aware of a Related Party Transaction that was not previously approved or ratified under the Related Party Policy, such person will promptly notify the Audit Committee (or, if it is not practicable for the company to wait for the Audit Committee to consider the matter, the chairman of the Audit Committee) and the Audit Committee will consider whether the Related Party Transaction should be ratified or rescinded or other action should be taken, with such review considering all of the relevant facts and circumstances regarding the Related Party Transaction, including the factors listed below in “—Review Criteria.” The chairman of the Audit Committee will report to the committee at its next regularly scheduled meeting any actions taken under the Related Party Policy pursuant to the authority delegated in this paragraph. The Audit Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit Committee and will take, or recommend to our Board, any action the Audit Committee deems appropriate.

No member of the Audit Committee or director of our Board will participate in any discussion or approval of a Related Party Transaction for which he or she is a Related Party, except that the Audit Committee member or director will provide all material information concerning the Related Party Transaction to the Audit Committee.

If a Related Party Transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the Related Party to ensure that they are in compliance with the Audit Committee’s guidelines and that the Related Party Transaction remains appropriate.

Review Criteria

All Related Party Transactions will be reviewed in accordance with the standards set forth in the Related Party Policy after full disclosure of the Related Party’s interests in the transaction. As appropriate for the circumstances, the Audit Committee or its chairman, as applicable, will review and consider:

•	the Related Party’s interest in the Related Party Transaction;

•

the terms of the Related Party Transaction, including the approximate dollar value of the amount involved in the Related Party Transaction and the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction is being undertaken in the ordinary course of business of the Company;

•	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the Related Party Transaction;

•	a description of any provisions or limitations imposed as a result of entering into the Related Party Transaction;

•	whether the proposed transaction includes any potential reputational risk issues for the Company which may arise as a result of or in connection with the Related Party Transaction;

•	whether the proposed transaction would violate any requirements of the Company’s financing or other material agreements; and

•	any other relevant information regarding the Related Party Transaction or the Related Party.

The Audit Committee, or its chairman, as applicable, may approve or ratify the Related Party Transaction only if the Audit Committee, or its chairman, as applicable, determines in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Party in connection with approval of the Related Party Transaction.

Pre-Approved Related Party Transactions

The Audit Committee has determined that the following transactions will be deemed pre-approved or ratified and will not require review or approval of the Audit Committee, even if the aggregate amount involved will exceed $120,000, unless otherwise specifically determined by the Audit Committee.

•

Any employment by the Company of an executive officer of the Company or any of its subsidiaries if the related compensation conforms with our Company’s compensation policies and if the executive officer is not a Family Member of another executive officer or of a director of our Board; and

•	Any compensation paid to a director of our Board if the compensation is consistent with the Company’s Bylaws and any compensation policies.

Notwithstanding anything to the contrary in the Related Party Policy, in the event the Bylaws of the Company require review by our Board and/or approval of a Related Party Transaction, the Audit Committee, and its chairman, will not have the authority to review or approve a Related Party Transaction but will provide a recommendation to our Board for the Board’s use in its consideration of a given Related Party Transaction.

Delinquent Section 16(a) Reports

All of our directors, executive officers and greater than 10% stockholders are required to file initial statements and reports of changes of ownership of our common stock on Forms 3, 4 and 5 with the SEC. We have reviewed these reports, including any amendments thereto and written representations from the directors and executive officers. Based upon this review, we believe that no directors, executive officer, or beneficial owner of more than 10% or more of our common stock failed to file a report on a timely basis during 2022, except for the following: (i) a Form 4 with respect to the vesting of restricted stock units and related withholding of shares for federal income tax purposes on January 2, 2022 was filed with the SEC on January 6, 2022 for each of Messrs. Drummond, McDonald, Pucheu and Ms. Ngo Burns; (ii) a Form 4 with respect to the grant of restricted stock units to Messrs. Drummond, McDonald, Gillard, McKie and Pucheu on January 3, 2022 was filed with the SEC on January 6, 2022; (iii) a grant of restrict stock units to Mr. Iluyomade on January 10, 2022 was filed with the SEC on January 18, 2022; and (iv) a Form 4 with respect to the August 16, 2022 vesting of restricted stock units and related withholding of shares for federal income tax purposes for Mr. Gillard was filed with the SEC on January 5, 2023.

Proposals by Stockholders

The Company expects that its 2024 Annual Meeting will be held in June 2024 consistent with the timing of the Company’s 2023 Annual Meeting. Stockholders of record who intend to submit a proposal or a nomination of an individual to serve as a director at the annual meeting of stockholders in 2024 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, not earlier than February 14, 2024 nor later than March 15, 2024, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the 2023 Annual Meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Stockholders who intend to submit a proposal at 2024 Annual Meeting and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed in the Company’s Bylaws and Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices no later than December 30, 2023. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than NexTier’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Exchange Act Rule 14a-19 no later than April 15, 2024, which is the date 60 calendar days prior to the first anniversary of the date of the 2023 Annual Meeting.

Householding

The SEC permits a single Proxy Statement and certain other proxy materials, including, as applicable, our annual report to securityholders and Notice of Internet Availability of Proxy Materials (collectively with this Proxy Statement, the “Proxy Materials”) to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one set of Proxy Materials unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate set of Proxy Materials in the future, or if any such beneficial stockholder that elected to continue to receive separate sets of Proxy Materials wishes to receive a single set of Proxy Materials in the future, that stockholder should contact their broker or send a request to care of the Corporate Secretary at 3990 Rogerdale Road, Houston, Texas 77042. Telephone requests may be directed to (713) 325-6000. We will deliver, promptly upon written or oral request, a separate copy of our Proxy Materials to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

APPENDIX A

NEXTIER OILFIELD SOLUTIONS INC. EQUITY AND INCENTIVE AWARD PLAN

The purpose of the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations is largely dependent.

The Plan was originally adopted by Keane Group, Inc., a Delaware corporation (the “Company”), by resolution of its Board of Directors on January 3, 2017. The Plan became effective upon its approval by the Company’s stockholders on January 20, 2017 (the “Effective Date”). The Plan was subsequently amended on December 7, 2020 and February 23, 2021, and further amended and restated on each of April 6, 2021, April 19, 2021, April 29, 2021 and April 18, 2023, in each case subject to shareholder approval.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.    “Applicable Exchange” shall mean the New York Stock Exchange or other securities exchange or national market system as may at the applicable time be the principal market for the Common Stock.

1.2.    “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Deferred Stock Award, a Stock Payment Award or a Stock Appreciation Right, in each case, which may be awarded or granted under the Plan.

1.3.    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

1.4.    “Award Limit” shall mean the maximum Award amounts set forth in Section 2.3.

1.5.    “Board” shall mean the Board of Directors of the Company.

1.6.    “Cerberus Funds” means, including any successors and permitted assigns, Cerberus International II Master Fund, L.P., Cerberus Institutional Partners, L.P. – Series Four, Cerberus Institutional Partners V, L.P., Cerberus CP Partners, L.P., Cerberus MG Fund, L.P., CIP VI Overseas Feeder, Ltd. and CIP VI Institutional Feeder, L.P.

1.7.    “Change in Control” shall mean, except as otherwise provided in a Participant’s Award Agreement, the occurrence of any of the following transactions or events occurring on or after the Effective Date:

(a)    the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the greater of (i) 51% or more of either (x) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (y) the combined voting power of the then outstanding voting securities of the

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Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), and (ii) the percentage of Outstanding Company Voting Securities beneficially owned, individually or in the aggregate, by KIH or the Investor Group; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by KIH or the Investor Group; (2) any acquisition directly from the Company; (3) any acquisition by the Company; (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (5) any acquisition pursuant to a transaction which complies with clauses (i), (ii) (iii) and (iv) of subsection (c) below;

(b)    individuals who, as of October 31, 2019, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date (i) whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board or (ii) who is appointed to serve on the Board by KIH and at the effective time of such appointment KIH is the beneficial owner of 50% or more of the Outstanding Company Shares shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (ii) KIH or the Investment Group continue to beneficially own 35% or more of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity, or (iii) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iv) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date on which the ownership of such person or group is measured were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders. For all purposes of this Plan, any calculation of the number of securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding voting securities of which any person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. For purposes of this definition of “Change in Control, “Person” means any

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individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act. For purposes of the Plan, the Registration Date shall not be considered a Change in Control.

1.8.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

1.9.    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1, consisting solely of two or more Directors. Solely to the extent required by applicable law or applicable stock exchange rule, each Director serving on the Committee shall be a Non-Employee Director who is intended to qualify as a “non-employee director” as defined by Rule 16b-3 and as an “independent director” as defined under the applicable stock exchange rule. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

1.10.    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.11.    “Company” shall mean NexTier Oilfield Solutions Inc., a Delaware corporation.

1.12.    “Consultant” shall mean any consultant or adviser of the Company or any of its Subsidiaries if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any of its Subsidiaries; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.13.    “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.14.    “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 8.4 of the Plan.

1.15.    “Director” shall mean a member of the Board.

1.16.    “DRO” shall mean any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law).

1.17.    “Effective Date” shall mean January 20, 2017, the date the Plan was approved by the Company’s stockholders.

1.18.    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of its Subsidiaries.

1.19.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.20.    “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a)    If the Common Stock is listed on an Applicable Exchange, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such Applicable Exchange for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such

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date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)    If the Common Stock is neither listed on an Applicable Exchange nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.

1.21.    “Fiscal Year” shall mean the fiscal year of the Company.

1.22.    “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.23.    “Investor Group” shall mean any of (a) the Cerberus Funds taken as a group and their respective affiliates (other than any of their respective portfolio companies) and any investment fund that is directly or indirectly managed or advised by the manager or advisor of any member of the Cerberus Funds or any of their affiliates (other than any of their respective portfolio companies), or the successors of any such investment fund, (b) Trican Well Service, L.P. and its affiliates, and (c) the Keane Parties taken as a group and their respective affiliates.

1.24.    “Keane Parties” shall mean SJK Family Limited Partnership, LP, KCK Family Limited Partnership, LP, Tim Keane, Brian Keane, Shawn Keane, Jacquelyn Keane, Cindy Keane and Kevin Keane.

1.25.    “KIH” shall mean Keane Investor Holdings LLC.

1.26.    “Non-Employee Director” shall mean a Director who is not an Employee.

1.27.    “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.28.    “Option” shall mean a stock option granted under Article IV of the Plan.

1.29.    “Participant” shall mean an Employee, Non-Employee Director or Consultant who has been granted an Award.

1.30.    “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 8.2 of the Plan.

1.31.    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing a Performance Goal or Performance Goals for a Performance Period. The Performance Criteria for any Award intended to qualify as a Performance Award shall be determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expenses, (xiv) working capital, (xv) earnings per share, (xvi) price per share of Common Stock, (xvii) market share, (xviii) market capitalization, (xix) net debt, (xx) achieved incident rate, (xxi) lost time incident rate, and (xxii) serious injury frequency rate, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(b)    The Committee in its discretion may, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include

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one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or a material portion of a business; or (viii) items related to discontinued operations of a business under United States generally accepted accounting principles (“GAAP”).

1.32.    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

1.33.    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured.

1.34.    “Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

1.35.    “Plan” shall mean the NexTier Oilfield Solutions Inc. Equity and Incentive Award Plan, as amended from time to time. Prior to October 31, 2019, the Plan was named the “Keane Group, Inc. Equity and Incentive Award Plan.”

1.36.    “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan that is subject to repurchase or forfeiture.

1.37.    “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Section 8.5.

1.38.    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.39.    “Section 409A Covered Award” shall mean an Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code.

1.40.    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.41.    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.42.    “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to an Employee, Consultant or Non-Employee Director in cash, awarded under Article VIII of the Plan.

1.43.    “Subsidiary” shall mean with respect to any Person, any entity (other than such Person), whether domestic or foreign, in an unbroken chain of entities beginning with such Person if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.44.    “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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1.45.    “Ten Percent Stockholder” shall mean an individual owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary Corporation or any parent corporation (as defined under Section 424(e) of the Code).

1.46.    “Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.47.    “Termination of Consultancy” shall mean the time when the engagement of a Participant as a Consultant to the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any of its Subsidiaries or service as a Non-Employee Director. For purposes of the Plan, the engagement of a Participant as a Consultant to a Subsidiary of the Company shall be deemed to be terminated in the event that the Subsidiary engaging such Participant ceases to remain a Subsidiary of the Company for any reason.

1.48.    “Termination of Directorship” shall mean the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where there is a simultaneous commencement of employment or service as a Consultant with the Company or any of its Subsidiaries.

1.49.    “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding a termination where there is a simultaneous (a) reemployment or continuing employment of the Participant by the Company or any of its Subsidiaries, (b) establishment of a consulting relationship by the Company or any of its Subsidiaries with the Participant, or (c) commencement of service by the Participant as a Non-Employee Director. For purposes of the Plan, a Participant’s employment relationship shall be deemed to be terminated in the event that the Subsidiary of the Company employing such Participant ceases to remain a Subsidiary of the Company for any reason.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.    Shares Subject to Plan.

(a)    Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to 36,990,323 shares (the “Authorized Shares”).

(b)    In the event of any termination, expiration, lapse or forfeiture of an Award, any shares of Common Stock subject to such Award shall, to the extent of such termination, expiration, lapse or forfeiture, again be available for future grants of Awards under the Plan. Any shares repurchased by the Company under Section 7.5 at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards.

2.2.    Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market, or any combination of the foregoing.

2.3.    Limitation on Number of Shares Subject to Awards. The maximum target number of shares of Common Stock subject to all Awards granted to any one Employee or Consultant in any calendar year, as adjusted pursuant to Section 11.3, is 10% of the Authorized Shares. The maximum target number of shares of Common Stock subject

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to all Awards granted to any one Non-Employee Director in any calendar year, as adjusted pursuant to Section 11.3, is 150,000. The maximum number of shares that may be issuable pursuant to a Performance Award shall not exceed 200% of the target number of Common Shares subject to the Performance Award. The maximum amount of any Performance Award granted to a Participant pursuant to Section 8.2(b) that is payable solely in cash is $5,000,000 in any calendar year.

ARTICLE III.

GRANTING OF AWARDS

3.1.    Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2.    Provisions Applicable to Performance Awards. With respect to Performance Awards, the Committee shall establish the Performance Criteria and the applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain as determined by the Committee in its sole discretion. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee under a Performance Award, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

3.3.    Minimum Vesting. Notwithstanding any other provision of the Plan, any Award granted or awarded under the Plan must provide for a minimum vesting and/or Performance Period of at least one year from the date of grant; provided, however that the Committee may grant up to 5% of the aggregate number of Authorized Shares for issuance under this Plan (as described in Section 2.1) as Awards without a minimum vesting and/or Performance Period.

3.4.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.5.    At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or any of its Subsidiaries, or as a Director, or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company and any of its Subsidiaries.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1.    Eligibility. An Option may be granted to any Employee, Consultant or Non-Employee Director selected by the Committee subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

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4.2.    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or a Subsidiary Corporation.

4.3.    Granting of Options.

(a)    The Committee shall from time to time, in its discretion, and, subject to applicable limitations of the Plan:

(i)    Determine the number of shares to be subject to such Options granted to the selected Employees, Consultants or Non-Employee Directors;

(ii)    Subject to Section 4.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii)    Determine the terms and conditions of such Options, consistent with the Plan.

(b)    Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE V.

TERMS OF OPTIONS

5.1.    Option Price. The price per share of Common Stock subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Committee; provided, however, that:

(a)    In the case of Incentive Stock Options, such price shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(b)    In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

5.2.    Option Term. The term of an Option granted to an Employee, Consultant or Non-Employee Director shall be set by the Committee in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to a Ten Percent Stockholder. Except as limited by requirements of Section 409A or Section 422 of the Code, the Committee may extend the term of any outstanding Option in connection with any Termination of the Participant, but in no event to more than ten (10) years from the date the Option was granted, or amend any other term or condition of such Option relating to such a Termination.

5.3.    Option Vesting.

(a)    The period during which a Participant has the right to exercise an Option, in whole or in part, shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)    No portion of an Option granted to an Employee, Consultant or Non-Employee Director which is unexercisable at Termination shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(c)    To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined as of the time of grant) are exercisable for the first time by a Participant during any calendar

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year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation (as defined under Section 424(e) of the Code) exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other Incentive Stock Options into account in the order in which they were granted. In addition, if a Participant does not remain in service with the Company or any Subsidiary Corporation at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Non-Qualified Stock Option.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1.    Partial Exercise. An exercisable Option may be exercised in whole or in part during the Option term. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other individual or entity designated by the Committee, or his, her or its office, as applicable:

(a)    A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. Such rules may provide that for administrative convenience an Option may not be exercised during such period (not exceeding 10 days) as is specified in advance by the Committee. The notice shall be signed by the Participant or other Person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Committee, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 11.1 by any Person or Persons other than the Participant, appropriate proof of the right of such Person or Persons to exercise the Option; and

(d)    Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Committee determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

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6.3.    Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any federal, state or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Committee shall, in its discretion, determine to be necessary or advisable;

(d)    The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee may be in the form of consideration used by the Participant to pay for such shares under Section 6.2(d).

6.4.    Ownership and Transfer Restrictions. The Committee, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

6.5.    Additional Limitations on Exercise of Options. Participants may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1.    Eligibility. Restricted Stock may be awarded to any Employee, Consultant or Non-Employee Director who the Committee determines should receive such an Award in accordance with the terms and conditions of the Plan.

7.2.    Award of Restricted Stock.

(a)    The Committee may from time to time, in its discretion, determine the purchase price, if any, the form of payment for Restricted Stock and other terms and conditions applicable to such Restricted Stock, consistent with the Plan; provided, however, that any such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

(b)    Upon the selection of an Employee, Consultant or Non-Employee Director to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate, unless the Committee elects to use another system, such as book entries, as evidencing ownership of Restricted Stock.

7.3.    Rights as Stockholders. Subject to Section 7.4, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award

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Agreement, including the right to vote such shares and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, unless otherwise determined by the Committee at the time of grant, any distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.    Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of the Award Agreement, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless otherwise determined by the Committee, if no consideration was paid by the Participant upon issuance, a Participant’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination.

7.5.    Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Participant the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination at a cash price per share equal to the price paid by the Participant for such Restricted Stock; provided, however, that the Committee in its discretion may provide that such rights shall not lapse in the event of a Termination following a Change in Control or because of the Participant’s retirement, death or disability or termination without cause, or otherwise.

7.6.    Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.7.    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1.    Eligibility. One or more Performance Awards, Stock Payment Awards, Deferred Stock Awards and/or Restricted Stock Unit Awards may be granted to any Employee, Consultant or Non-Employee Director whom the Committee determines should receive such an Award.

8.2.    Performance Awards.

(a)    Any Employee, Consultant or Non-Employee Director selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

(b)    Without limiting Section 8.2(a), the Committee may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by

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the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of GAAP.

8.3.    Stock Payments. Any Employee, Consultant or Non-Employee Director selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.4.    Deferred Stock. Any Employee, Consultant or Non-Employee Director selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Committee determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or the achievement of the applicable Performance Goals or other specific performance goals set by the Committee. Unless otherwise provided by the Committee, a Participant of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.5.    Restricted Stock Units. Any Employee, Consultant or Non-Employee Director selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The Committee is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Committee at grant. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Committee determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates and may be determined at the election of the Employee, Consultant or Non-Employee Director, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed, or, in the discretion of the Committee, an amount in cash equal to the Fair Market Value of such share of Common Stock on the distribution date, or a combination of both.

8.6.    Term. The term of a Performance Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award shall be set by the Committee in its discretion.

8.7.    Exercise or Purchase Price. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment Award or shares distributed pursuant to a Restricted Stock Unit Award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.8.    Exercise upon Termination. A Performance Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award is exercisable or distributable only prior to a Participant’s Termination; provided, however, that the Committee in its discretion may provide that the Performance Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award may be exercised or distributed subsequent to a Termination following a Change in Control, or because of the Participant’s retirement, death or disability or termination without cause, or otherwise.

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8.9.    Form of Payment. Payment of the amount determined under Section 8.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee at grant. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.    Eligibility. A Stock Appreciation Right may be granted to any Employee, Consultant or Non-Employee Director selected by the Committee subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

9.2.    Grant of Stock Appreciation Rights.

(a)    A Stock Appreciation Right shall have a term set by the Committee in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Committee; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. A Stock Appreciation Right is exercisable only prior to the Participant’s Termination; provided, that the Committee may provide that Stock Appreciation Rights may be exercised following a Termination or following a Change in Control, or because of the Participant’s retirement, death or disability or termination without cause, or otherwise.

(b)    A Stock Appreciation Right shall entitle the Participant (or other Person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

9.3.    Payment and Limitations on Exercise.

(a)    Payment of the amounts determined under Section 9.2(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Committee at grant. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b)    Participants of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE X.

ADMINISTRATION

10.1.    Committee. The members of the Committee shall be appointed by, and shall serve on the Committee at the pleasure of, the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

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10.2.    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 10.5 and to amend any Award Agreement provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 are required to be determined in the discretion of the Committee. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

10.3.    Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.    Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons as it may deem desirable for the administration of the Plan. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5.    Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards, however, may not be delegated to: (a) individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act, (b) individuals who are Covered Employees, and (c) individuals who are officers of the Company who are delegated authority by the Committee hereunder to grant Awards to himself or herself. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1.    Transferability of Awards.

(a)    Except as otherwise provided in Section 11.1(b):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until

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such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)    During the lifetime of the Participant, only the Participant may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 11.1(a), the Committee, in its discretion, may determine to permit a Participant to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Participant (other than the ability to further transfer the Non-Qualified Stock Option); (iii) any transfer of a Non-Qualified Stock Option to a Permitted Transferee shall be without consideration; and (iv) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any individual sharing the Participant’s household (other than a tenant or employee), a trust in which these individuals (or the Participant) control the management of assets, and any other entity in which these individuals (or the Participant) own more than 50% of the voting interests, or any other transferee specifically approved by the Committee after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.

11.2.    Amendment, Suspension or Termination of the Plan and Awards. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, retroactively or otherwise. However, neither the Board or the Committee may not take any action under this Section 11.2 without stockholder approval that, except as otherwise provided in the Plan, would require stockholder approval in accordance with applicable law or applicable stock exchange rule. The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, however, except as otherwise provided in the Plan, no such amendment shall, without the consent of the Participant, alter or impair any rights of the Participant under such Award without the consent of the Participant unless the Award itself otherwise expressly so provides. Except as otherwise provided in the Plan or required by law, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after January 3, 2027, but Awards granted prior to such date may extend beyond that date.

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11.3.    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company, Change in Control and Other Corporate Events.

(a)    Subject to Section 11.3(d), in the event of any dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock (including for these purposes, any Change in Control), then the Committee shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i)    The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit);

(ii)    The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; or

(iii)    The grant or exercise price with respect to any Award.

(b)    Subject to Section 11.3(e), unless provided otherwise in an Award Agreement or other agreement, upon a Change in Control of the Company:

(i)    Each outstanding Option, Restricted Stock, Restricted Stock Unit and Stock Appreciation Right shall vest as of or immediately prior to the Change in Control if such Award is not assumed or continued or replaced with an Award that constitutes a Replacement Award. “Replacement Award” means an award (A) of the same type (e.g., Option, Restricted Stock Unit, etc.) as the Award, (B) that has a value at least equal to the value of the Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control or is payable solely in cash, and (D) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Award or Replacement Award failing to comply with or be exempt from Code section 409A. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Award if the requirements of the two preceding sentences are satisfied.

(ii)    If the Participant receives a Replacement Award in connection with a Change in Control, and the Participant is terminated by the Company without Cause within one year following the consummation of a Change in Control, (A) outstanding Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights held by such Participant shall vest on the Participant’s Termination date and (B) outstanding Performance Awards, Stock Payments, Deferred Stock and other awards subject to Performance Criteria will be deemed achieved at the greater of (X) 100% target performance and (Y) actual performance through the Participant’s Termination date extrapolated through the end of the Performance Period on the assumption that performance will continue at the same rate through the end of the Performance Period, and all other terms and conditions will be deemed met as of the Participant’s Termination date.

(iii)    With respect to each outstanding Performance Award, Stock Payment, Deferred Stock or other Award, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Section 11.3 prior to when any or all such Performance Criteria are certified (or without regard to whether they are certified) or may make necessary and appropriate adjustments in the Performance Criteria.

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(c)    Subject to Section 11.3(e), in the event of any transaction or event described in Sections 11.3(a) or (b) or any other unusual or nonrecurring transactions or events affecting the Company, any of its Subsidiaries, or the financial statements of the Company or any of its Subsidiaries, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested, or for the cancellation of such Award if no amount could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide for the replacement of such Award with other rights or property selected by the Committee in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(iii)    To provide that the Award cannot vest, be exercised or become payable after such event;

(iv)    To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(v)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(vi)    To make adjustments in the number and type of shares of Common Stock subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vii)    To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(d)    Subject to Sections 11.3(e) and 3.2, the Committee may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e)    No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(f)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any

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adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.3(a) and 11.3(b):

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)    The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 11.3(f) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

For purposes of this Section 11.3(f), “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a material change in the per share value of the Common Stock underlying outstanding Awards.

11.4.    Tax Withholding. The Company or any of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.5.    Prohibition on Repricing. Subject to Section 11.3, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.2, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or

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Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.6.    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Participant); and

(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.7.    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in the Plan shall be construed to limit the right of the Company or any of its Subsidiaries: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any of its Subsidiaries, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.8.    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.9.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.10.    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

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11.11.    Section 409A. To the extent an Award is a Section 409A Covered Award, the Award is intended to comply with Section 409A of the Code and, to the extent applicable, the Plan and Award Agreements shall be limited, construed and interpreted in accordance with Section 409A of the Code. Neither the Company nor any of its Subsidiaries shall be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 11.12. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)    A Termination shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a Participant’s Termination unless such Termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 11.12 (a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)    Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)    If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

(d)    With respect to any settlement or payment made on a Change in Control pursuant to a Section 409A Covered Award, a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and outstanding Award Agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (x) exempt an Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (y) comply with the requirements of Section 409A of the Code.

11.12.    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

11.13.    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants or any other Persons uniformly.

11.14.    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any of its Subsidiaries.

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11.15.    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Subsidiaries except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.16.    Expenses. The expenses of administering the Plan shall be borne by the Company.

11.17.    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

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APPENDIX B

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(unaudited, amounts in thousands)

	Year Ended
	December 31, 2022	December 31, 2021
Net income (loss)	314,969	(119,423)

Interest expense, net	28,382	24,609

Income tax expense	4,560	1,686

Depreciation and amortization	229,259	184,164

EBITDA	577,170	91,036

Plus management adjustments:

Acquisition, integration and expansion(1)	63,435	8,709

Non-cash stock compensation(2)	29,595	24,677

Market-driven costs(3)	—	8,755

Divestiture of business(4)	2,509	7,849

Gain on equity security investment, net(5)	(7,389)	(157)

Litigation(6)	237	7,875

Tax audit(7)	—	(24,877)

Insurance recovery, net(8)	(8,564)	(10,409)

Other	(163)	504

Adjusted EBITDA	656,830	113,962

(1)	Represents transaction and integration costs, including earnout payments, related to acquisitions.

(2)	Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.

(3)

Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.

(4)	Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.

(5)	Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.

(6)	Represents increases, net in accruals related to contingencies acquired in business acquisitions.

(7)	Represents a reduction of the Company’s accrual related to tax audits acquired in business acquisitions or exceptional events.

(8)

Represents a gain on estimated insurance recovery in excess of book value due to a fire incident and net of losses associated with assets that were damaged in the fire and ultimately could not be repaired or recovered.

Year Ended
December 31, 2022
Net cash used in operating activities	$454,391

Net cash used in investing activities(1) :

Capital expenditures	(225,118)

Proceeds from disposal of assets	50,227

Proceeds from insurance recoveries	15,351

Net cash used in investing activities	(159,540)

Free cash flow	$294,851

(1)

Excludes $27.2 million from the acquisition from Continental Intermodal Group LP and $0.5 million due to net working capital adjustments in connection with the acquisition of Alamo Pressure Pumping (“Alamo”).

NexTier

3990 Rogerdale Rd., Houston, Texas 77042
NexTierOFS.com

NexTier 3990 Rogerdale Rd., Houston, Texas 77042 NexTierOFS.com

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go • To: www.proxypush.com/NEX Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 • • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE    Call 1-866-475-3790 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided    Nextier Oilfield Solutions Inc. Annual Meeting of Stockholders For Stockholders of record as of April 17, 2023 TIME: Tuesday, June 13, 2023 9:30 AM, Central Daylight Time PLACE: NexTier Oilfield Solutions Inc. headquarters 3990 Rogerdale Road, Houston, Texas 77042 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert Drummond and Kevin M. McDonald (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nextier Oilfield Solutions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are further authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.    PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Nextier Oilfield Solutions Inc. Annual Meeting of Stockholders    Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2, 3 AND 4                BOARD OF                DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect each of the eleven individuals named below until the 2024 Annual Meeting of                Stockholders or, in each case, until his or her earlier death, retirement, resignation, or removal                from the position of director.                FOR AGAINST ABSTAIN    1a. Robert W. Drummond    FOR                1b. Leslie A. Beyer    FOR                1c. Stuart M. Brightman    FOR    1d. Gary M. Halverson    FOR    1e. Patrick M. Murray    FOR                1f. Amy H. Nelson    FOR    1g. Melvin G. Riggs    FOR    1h. Bernardo J. Rodriguez    FOR    1i. Michael Roemer    FOR                1j. James C. Stewart    FOR    1k. Scott R. Wille    FOR                FOR AGAINST ABSTAIN 2. To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending    FOR December 31, 2023. 3. To approve, in an advisory vote, the 2022 compensation of our named executive officers.    FOR    4. To approve the amendment and restatement of the NexTier Oilfield Solutions Inc. Equity and    FOR Incentive Award Plan.    NOTE: Shareholders will also transact such other business as may properly come before the                meeting or adjournment thereof.                Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.    Signature (and Title if applicable) Date Signature (if held jointly) Date